Exhibit 10.4

Note: Certain identified information, [***], in this Exhibit 10.4 has been excluded from the exhibit as that information (i) is not material and (ii) would likely result in competitive harm to the registrant if publicly disclosed.

AGREEMENT OF SALE AND PURCHASE

BETWEEN

DWF IV LAKEWOOD, LP,
a Delaware limited partnership

“Seller”

and

CASSAVA SCIENCES, INC.,
a Delaware corporation

“Buyer”

with Escrow Instructions for

HERITAGE TITLE COMPANY

“Escrow Agent”

Page

i

(continued)

Page

ii

(continued)

Page

EXHIBITS AND SCHEDULES

Exhibit “A”	Description of Land
Exhibit “B”	Disclosure Items
Exhibit “C”	List of Service and Other Contracts
Exhibit “D”	Form of Deed
Exhibit “E”	Form of Bill of Sale
Exhibit “F”	Form of Assignment and Assumption of Leases
Exhibit “G”	Form of Assignment and Assumption of Contracts
Exhibit “H”	Form of Tenant Estoppel Certificate
Exhibit “I”	Description of Existing Surveys
Exhibit “J”	Non-Foreign Affidavit
Exhibit “K”	Form of Owner’s Affidavit
Schedule 3.2-1	Additional Due Diligence Items
Schedule 3.2-2	Excluded Personalty
Schedule 6.1(e)	Leasing Costs

iii

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AGREEMENT OF SALE AND PURCHASE

THIS AGREEMENT OF SALE AND PURCHASE (as amended, modified, or supplemented from time to time in writing by the parties hereto, this “Agreement”), dated effective for all purposes as of July 2, 2021, is between DWF IV LAKEWOOD, LP, a Delaware limited partnership (“Seller”), and CASSAVA SCIENCES, INC., a Delaware corporation (“Buyer”).

Article I

CERTAIN DEFINITIONS

Section 1.1    Definitions.  The parties hereby agree that the following terms shall have the meanings hereinafter set forth, such definitions to be applicable equally to the singular and plural forms, and to the masculine and feminine forms, of such terms:

“Action” shall have the meaning ascribed in Section 10.13.

“Additional Rent Expenses” shall have the meaning ascribed in Section 9.5(c).

“Additional Rents” shall have the meaning ascribed in Section 9.5(c).

“Additional Rents Reconciliation” shall have the meaning ascribed in Section 9.5(c).

“Additional Rents Reconciliation Period” shall have the meaning ascribed in Section 9.5(c).

“Affiliate” shall mean any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Buyer or Seller, as the case may be.  For the purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Agreement” shall have the meaning set forth in the Preamble hereof.

“Assignment and Assumption of Contracts” shall have the meaning ascribed in Section 9.3(d).

“Assignment and Assumption of Leases” shall have the meaning ascribed in Section 9.3(c).

“Bill of Sale” shall have the meaning ascribed in Section 9.3(b).

“Breach Notice” shall have the meaning ascribed in Section 6.2.

“Broker Commission” shall have the meaning ascribed in Section 9.5(h).

“BSA” shall have the meaning ascribed in Section 7.1(f).

“Buyer Closing Conditions” shall have the meaning ascribed in Section 9.8.

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“Buyer Closing Deliveries” shall have the meaning ascribed in Section 9.4.

“Buyer Lease Expenses” shall mean, collectively, with respect to any extensions, renewals or expansions under any Pre-Effective Date Lease exercised or granted between the Effective Date and the Closing Date in accordance with the terms of this Agreement and any New Lease entered into in accordance with the terms of this Agreement, solely with respect to the portion of such extension, renewal, expansion or New Lease that accrues after the Closing Date, all (a) Commissions to effect any such leasing transaction (including, without limitation, any fees owed to the Property Manager), (b) tenant improvement allowances under the applicable Lease with regard to such leasing transaction, (c) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction (subject to the provisions of Section 8.1(c)), and (d) if there are any rent concessions covering any period that the Tenant has the right to be in possession of the demised space, the rents that would have accrued during the period of such concession prior to the Closing Date as if such concession were amortized over (i) with respect to any extension or renewal, the term of such extension or renewal, (ii) with respect to any expansion, that portion of the term remaining under the subject Lease after the date of any expansion, or (iii) with respect to any New Lease, the entire initial term of any such New Lease.

“Buyer’s Broker” shall have the meaning ascribed in Section 9.6.

“Buyer’s Reports” shall collectively mean the results of any examinations, inspections, tests, studies, analyses, appraisals, evaluations and/or investigations prepared by or for or otherwise obtained by Buyer and/or any Permitted Outside Parties in connection with Buyer’s Due Diligence.

“Close Associate” is a person who is widely and publicly known to maintain an unusually close relationship with a Senior Foreign Political Figure, and includes a Person who is in a position to conduct substantial United States and non-United States financial transactions on behalf of the Senior Foreign Political Figure.

“Closing” shall have the meaning ascribed in Section 9.2.

“Closing Date” shall mean, TIME BEING OF THE ESSENCE, the date on which the Closing shall occur, but in no event later than fifteen (15) days following the expiration of the Due Diligence Period.

“Closing Statement” shall have the meaning ascribed in Section 9.5(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission Agreements” shall mean all written agreements and documents obligating Seller or the Property Manager to pay Commissions that are not contained in a Lease, together with all amendments thereto or modifications thereof.

“Commissions” shall mean all commissions, referral fees, payments and obligations of Seller or the Property Manager to make payments to leasing agents, leasing brokers or other parties with respect to the leasing of all or any of the Property, whether such agreements are contained in a Lease or in any separate Commission Agreement.

“Contracts” shall mean the service contracts and other agreements described in Exhibit “C” and all other service contracts entered into by Seller after the Effective Date with respect to the Property in accordance with Section 8.4.  For the avoidance of doubt, “Contracts” shall not include any Leases, management agreements, agreements with Seller’s Broker or any contract to which Seller or Property Manager is a party

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which provides services not only to the Property, but to other properties, or pertains to the operation of the Property and any other property.

“Deed” shall have the meaning ascribed in Section 9.3(a).

“Delinquent Rents” shall have the meaning ascribed in Section 9.5(b).

“Deposit” shall have the meaning ascribed in Section 2.3.

“Disclosure Items” shall have the meaning ascribed in Section 6.1.

“DTPA” shall have the meaning ascribed in Section 7.2(i).

“Due Diligence” shall mean the review contemplated by Section 3.1 and related provisions of this Agreement.

“Due Diligence Items” shall mean those items, documents and deliveries contemplated in Section 3.2(a).

“Due Diligence Period” shall mean the time period contemplated by Section 3.1 of this Agreement.

“Effective Date” shall mean the date of this Agreement, as set forth on page 1 of this Agreement.

“Election Notice” shall have the meaning ascribed in Section 6.2.

“Environmental Laws” means all federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any Governmental Entity and in effect as of the Effective Date with respect to or which otherwise pertain to or affect the Real Property or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Real Property or the Improvements, or any portion thereof, or Seller, and as the same have been amended, modified or supplemented from time to time prior to the Effective Date, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), comparable state and local laws, and any and all rules and regulations which have become effective prior to Effective Date any and all of the aforementioned laws.

“Escrow Agent” shall mean Heritage Title Company.

“Estoppel Condition” shall have the meaning ascribed in Section 3.7.

“Excluded Personalty” shall have the meaning ascribed in the definition of “Personal Property”.

“Existing Survey” shall mean that certain existing ALTA survey of the Land and Improvements more particularly described on Exhibit “I” attached hereto.

“Fixtures” shall mean the fixtures which are located at and affixed to any of the Improvements as of the Closing Date, but specifically excluding any trade fixtures of the Tenants under the Leases.

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“Governmental Entity” means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Seller, the Real Property or the Improvements or any portion thereof.

“Hazardous Materials” means any pollutants, contaminants, mold, hazardous or toxic substances, materials or wastes (including petroleum, petroleum by-products, radon, asbestos and asbestos containing materials, polychlorinated biphenyls (“PCBs”), PCB-containing equipment, radioactive elements, infectious agents, and urea formaldehyde), as such terms are used in any Environmental Laws (excluding solvents, cleaning fluids and other lawful substances used and stored in material compliance with all Environmental Laws in the ordinary operation and maintenance of the Real Property, to the extent in closed containers).

“Holdback Agreement” shall have the meaning ascribed in Section 8.5.

“HVAC Holdback” shall have the meaning ascribed in Section 8.5.

“HVAC Work” shall have the meaning ascribed in Section 8.5.

“Immediate Family Member” includes the parents, siblings, spouse, children and in-laws of a Senior Foreign Political Figure.

“Improvements” shall mean the buildings, improvements, and structures located on the Land (but shall expressly exclude trade fixtures owned by the Tenants under the Leases, if any).

“Independent Consideration” shall have the meaning ascribed in Section 2.4.

“Intrusive Testing” shall have the meaning ascribed in Section 3.3.

“Land” shall mean that certain parcel of land and appurtenances thereto more particularly described on Exhibit “A” including Seller’s right, title and interest, if any, in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto, water rights, oil, gas and mineral rights, if any.

“Lease(s)” shall individually and collectively (as the context so requires) mean all leases, subleases, licenses, occupancy agreements, and any other agreements (including any extensions, renewals and amendments thereto) to which Seller is a party for the use, possession, or occupancy of any portions of the Real Property, including any tenant guaranties delivered in connection with any of the foregoing, and all prepaid rent attributable to the period following Closing, and the security deposits under such Leases.

“Leasing Action” shall mean any of the following:  (i) entering into a New Lease, except with respect to the top floor of “Building 1” of the Property which shall not be leased to any party in any event, (ii) modifying or amending any Pre-Effective Date Lease or any New Lease entered into prior to the end of the Due Diligence Period, (iii) consenting to any assignment or sublease in connection with any Pre-Effective Date Lease or New Lease, and (iv) terminating any Lease and/or removing any Tenant under any Pre-Effective Date Lease or New Lease, whether by summary proceedings or otherwise.

“Licensee Parties” shall collectively mean those authorized agents, employees, engineers, architects, contractors, consultants, surveyors and representatives of Buyer who shall inspect, investigate, test or evaluate the Property on behalf of Buyer in accordance with this Agreement.

“Licenses and Permits” shall mean, collectively, to the extent assignable, all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued,

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approved or granted by any Governmental Entity in connection with the Real Property, together with all renewals and modifications thereof.

“Liens” shall have the meaning ascribed in Section 4.2.

“Mandatory Cure Items” shall have the meaning ascribed in Section 4.2.

“New Leases” or “New Lease” shall mean, collectively, or singularly, any Lease entered into in accordance with the terms of this Agreement between the Effective Date and the Closing Date.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“OFAC List” is any list of prohibited countries, individuals, organizations and entities that is administered or maintained by OFAC, including:  (i) Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), any related enabling legislation or any other similar executive orders, (ii) the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (iii) a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

“Operating Expenses” shall mean operating expenses and common area maintenance charges, including utilities, insurance and other charges, under the Leases whether deemed additional rent or otherwise, but excluding Rent.

“Patriot Act” shall have the meaning ascribed in Section 7.1(f).

“Permitted Bring-Down Modifications” shall have the meaning ascribed in Section 9.8(c).

“Permitted Exceptions” shall mean and include all of the following:  such state of facts as would be disclosed by a physical inspection or properly prepared ALTA survey of the Property, the lien of taxes and assessments not yet due and payable, any exclusions from coverage set forth in the jacket of any Owner’s Policy of Title Insurance or any standard printed exceptions, any exceptions caused by any Tenant, or for which any Tenant is otherwise responsible pursuant to its respective Lease, rights of Tenants under the Leases, any exceptions caused by Buyer, its agents, representatives or employees, such other exceptions as the Title Company shall commit to insure over, without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller, or otherwise, any matters deemed to constitute Permitted Exceptions under Section 4.2 hereof and any matters deemed to constitute Permitted Exceptions under Section 4.4(b) hereof.

“Permitted Outside Parties” shall have the meaning ascribed in Section 3.5.

“Permitted Transfer” shall have the meaning ascribed in Section 10.4(b).

“Person” means any individual, partnership, corporation, limited liability company, limited liability partnership, trust or other entity.

“Personal Property” shall mean all of the right, title, and interest of Seller in and to the tangible personal property, which is located at and used solely in connection with any of the Real Property as of the date hereof, but specifically excluding (a) any personal property owned, financed or leased by the Tenants under the Leases, (b) any computer software which either is licensed to Seller, or Seller deems proprietary, except to the

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extent that such software is necessary to operate any building systems at the Property, and (c) any tangible personal property used by any affiliated or unaffiliated on-site property manager.  Personal Property shall not include (i) any appraisals or other forward-looking economic evaluations of, or projections with respect to, all or any portion of the Property, prepared by or on behalf of Seller or any affiliate of Seller, (ii) any documents, materials or information which are subject to attorney/client, work product or similar privilege, or which are subject to a confidentiality agreement, (iii) internal memoranda, income tax records and other proprietary information, and (iv) those documents, if any, listed on Schedule 3.2-2 attached hereto (the items identified in clauses (i), (ii), (iii) and (iv) of this sentence, the “Excluded Personalty”).  In no event shall any computers located at the Property that are required to operate any building systems at the Property be deemed to be Excluded Personalty or be excluded from the definition of Personal Property.

“Pre-Effective Date Leases” or “Pre-Effective Date Lease” shall mean, collectively, or singularly, any Lease in effect as of the Effective Date.

“Property” shall mean the Real Property and all of Seller’s right, title and interest in and to the Personal Property, the Leases, the Contracts (to the extent transferable under applicable law and without consent) that Buyer does not elect to terminate pursuant to Section 3.9, and all of Seller’s right, title and interest in and to all tangible and intangible assets of any nature relating solely to the Property, including, without limitation, (a) all warranties upon the Improvements or the Personal Property including, without limitation, the HVAC Warranty (as hereinafter defined), (b) rights to any plans, specifications, engineering studies, reports, drawings, and prints relating to the construction, reconstruction, modification, and alteration of Improvements, (c) all works of art, graphic designs, and other intellectual or intangible property used by Seller in connection with the Property, including any trade name associated with the Improvements, websites, telephone numbers, social media accounts and domain names for the Improvement, (d) all claims and causes of action arising out of or in connection with the Property after the Closing Date, and (e) the Licenses and Permits.

“Property Manager” shall mean the property manager(s) for the Property, if any.

“Proration Items” shall have the meaning ascribed in Section 9.5(a).

“Purchase Price” shall have the meaning ascribed in Section 2.2.

“Real Property” shall mean the Land, the Improvements, and the Fixtures.

“Rents” shall mean and include fixed monthly rentals, percentage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts, escalation rentals, retroactive rentals, all administrative charges, association payments, storage rentals, and other sums and charges payable by tenants under the Leases or from other occupants or users of the Property, but excluding amounts received as reimbursement for, or direct payment for, Operating Expenses.

“Seller Closing Conditions” shall have the meaning ascribed in Section 9.9.

“Seller Closing Deliveries” shall have the meaning ascribed in Section 9.3.

“Seller Lease Expenses” shall mean, collectively, with respect to any extensions, renewals or expansions under any Pre-Effective Date Lease exercised or granted prior to the Effective Date,  and with respect to the portion of any extension, renewal or expansion exercised or granted after the Effective Date under any Pre-Effective Date Lease, but accrues prior to the Closing Date, and the portion of any New Lease that is entered into after the Effective Date, but accrues prior to the Closing Date, all (a) Commissions to effect any such leasing transaction (including, without limitation, any fees owed to the Property Manager), (b) tenant improvement allowances under the applicable Lease with regard to such leasing transaction, (c) legal fees for

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services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction (subject to the provisions of Section 8.1(c)), and (d) if there are any rent concessions covering any period that the Tenant has the right to be in possession of the demised space, the rents that would have accrued during the period of such concession prior to the Closing Date as if such concession were amortized over (i) with respect to any extension or renewal, the term of such extension or renewal or (ii) with respect to any expansion, that portion of the term remaining under the subject Lease after the date of any expansion.

“Seller Response Notice” shall have the meaning ascribed in Section 4.2.

“Seller’s Broker” shall have the meaning ascribed in Section 9.6.

“Seller’s Cure Period” shall have the meaning ascribed in Section 6.2.

“Senior Foreign Political Figure” means a senior official of a major non-United States political party or a senior executive of a government-owned corporation not organized within the United States.  In addition, a “Senior Foreign Political Figure” includes any corporation, business or other entity that has been formed by or for the benefit of a Senior Foreign Political Figure.

“SRO” means a self-regulatory organization.

“Survival Period” shall have the meaning ascribed in Section 6.2.

“Tenant Deposit” means all advance rents and security deposits (whether cash or non-cash) paid or deposited by the Tenants to Seller, as landlord, or any other person on Seller’s behalf pursuant to the Leases (together with any interest which has accrued thereon as required by the terms of such Lease, but only to the extent such interest has accrued for the account of the respective Tenants or as required by law).

“Tenant Estoppel Certificates” shall have the meaning ascribed in Section 3.7.

“Tenant Notice Letters” shall have the meaning ascribed in Section 9.3(f).

“Tenants” shall mean all persons or entities occupying or entitled to possession of any portion of the Real Property pursuant to the Leases, including tenants, subtenants, and licensees.

“Texas Water Code” shall have the meaning ascribed in Section 10.22.

“Title Commitment” shall have the meaning ascribed in Section 4.1.

“Title Company” shall mean Heritage Title Company.

“Title Objections” shall have the meaning ascribed in Section 4.2.

“Title Policy” shall have the meaning ascribed in Section 4.3.

“Transfer” shall have the meaning ascribed in Section 10.4(b).

“Updated Title Objection” shall have the meaning ascribed in Section 4.4.

“Valid Estoppel Objection” shall have the meaning ascribed in Section 3.7.

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Section 1.2    Rules of Construction.  Article and section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.  All references to “Article” or “Sections” without reference to a document other than this Agreement, are intended to designate articles and sections of this Agreement, and the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular article or section, unless specifically designated otherwise.  The use of the term “including” shall mean in all cases “including but not limited to,” unless specifically designated otherwise.  No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.

Article II

AGREEMENT OF SALE AND PURCHASE; PURCHASE PRICE

Section 2.1    Agreement of Sale and Purchase.  Seller agrees to sell, transfer, assign and convey to Buyer, and Buyer agrees to purchase, accept and assume, subject to the terms and conditions stated herein, all of Seller’s right, title and interest in and to the Property.

Section 2.2    Purchase Price.  Buyer shall pay Seller the purchase price of Twenty-One Million Nine Hundred Thousand Dollars ($21,900,000.00) (“Purchase Price”) in immediately available funds at Closing.  The Purchase Price, subject to closing adjustments, less the Deposit and any other amounts credited to the Buyer or the Purchase Price as set forth herein, shall be deposited with the Escrow Agent on the Closing Date in accordance with this Agreement, including, without limitation, Section 9.2 hereof.  The Purchase Price shall be paid to Seller upon satisfaction of all conditions precedent to the Closing as described herein.

Section 2.3    Deposit.  Within three (3) business days after Seller’s and Buyer’s execution of this Agreement, Buyer shall deposit via wire transfer the sum of $250,000.00 in immediately available funds as a deposit (the “Deposit”) with Escrow Agent whose address is as indicated in Section 10.3.  The Deposit shall be held and delivered by Escrow Agent in accordance with the provisions of Article V and held and disbursed in accordance with the terms hereof.  Interest earned on the Deposit shall be considered part of the Deposit, and shall be deemed to have been earned by and constitute income of, Buyer.  Except as otherwise expressly set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date.  If Buyer fails to deposit the Deposit as specified herein, Seller may at any time prior to Buyer making the Deposit, terminate this Agreement in which case this Agreement shall be null and void and in such event neither party shall have any further rights or obligations to the other hereunder, except as otherwise set forth in this Agreement.

Section 2.4    Independent Consideration.  Contemporaneously with the execution and delivery of this Agreement, Buyer has paid to Seller as further consideration for this Agreement, in cash, the sum of One Hundred and No/100 Dollars ($100.00) (the “Independent Consideration”), in addition to the Deposit and the Purchase Price and independent of any other consideration provided hereunder, which Independent Consideration is fully earned by Seller and is non-refundable under any circumstances.

Section 2.5    Indivisible Economic Package.  Buyer has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Buyer and Seller that, as a material inducement to Seller and Buyer to enter into this Agreement, Buyer has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.

Section 2.6    Assumption of Obligations.  As additional consideration for the purchase and sale of the Property, at Closing Buyer will take the Property subject to all of the covenants and obligations of Seller, Seller’s predecessors in title and Seller’s Affiliates pursuant to the Leases and assumed Contracts regarding the

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physical, environmental or legal compliance status of the Property arising on or after the Closing Date and, to the extent Buyer is credited or prorated for such item in connection with the closing of the transaction, for matters arising prior to the Closing Date.   Buyer hereby indemnifies and holds Seller harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to attorneys’ fees and expenses) asserted against or incurred by Seller and arising out of the failure of Buyer to (a) assume and perform all of the covenants and obligations of Seller, Seller’s predecessors in title and Seller’s Affiliates pursuant to the Leases and Contracts (subject to the provisions of Section 3.9), including, without limitation, those relating to any Tenant Deposits, to the extent arising out of events or circumstances occurring on or after the Closing Date, as and to the extent provided in the Assignment and Assumption of Contracts and the Assignment and Assumption of Leases; (b) discharge, perform and comply with each and every liability, duty, covenant, debt or obligation of Seller or any of its Affiliates resulting from, arising out of, or in any way related to any Licenses and Permits and arising on or after the Closing Date and, to the extent Buyer is credited or prorated for such item in connection with the closing of the transaction, for matters arising prior to the Closing Date; (c) assume Seller’s obligations to pay, when due (whether on a stated due date or accelerated) any Buyer Lease Expenses in accordance with Section 8.2 of this Agreement and (d) perform its obligations pursuant to this Section 2.6.   The provisions of this Section 2.6 shall survive the Closing without limitation.

Article III

BUYER’S DUE DILIGENCE/CONDITION OF THE PROPERTY

Section 3.1    Buyer’s Inspections and Due Diligence.  Buyer acknowledges that commencing on the Effective Date and continuing for a period which will expire at 5:00 p.m. Central Time on July 30, 2021 (as may be further extended as provided below in Section 8.1) (the “Due Diligence Period”), Buyer shall conduct its examinations, inspections, testing, studies and investigations (collectively, the “Due Diligence”) of the Property, information regarding the Property and such documents applicable to the Property, as Seller delivers or makes available as set forth in Section 3.2 below.  Except for any limitations as may be imposed by Section 3.4 below, Buyer may conduct such due diligence activities, inspections, and studies of the Property as it deems necessary or appropriate, and examine and investigate to its full satisfaction all facts, circumstances, and matters relating to the Property (including the physical condition and use, availability and adequacy of utilities, access, zoning, compliance with applicable laws, environmental conditions, engineering and structural matters), title and survey matters, and any other matters it deems necessary or appropriate, for purposes of consummating this transaction.  The Due Diligence shall be at Buyer’s sole cost and expense.

Section 3.2    Due Diligence Items.

(a)    Seller has made available the following:  (i) the Existing Survey; (ii) copies of all Leases and Contracts; (iii) to the extent they exist and are in Seller’s possession, monthly cash flow reports for the current year to date; (iv) a copy of Seller’s existing policies of title insurance, and (v) to the extent in the possession or control of Seller or Property Manager, those items set forth on Schedule 3.2-1.  During the Due Diligence Period and, subject to Section 3.6 hereof, through Closing, Seller shall make available to Buyer any other such diligence items in Seller’s possession or control pertaining to the Property that are reasonably requested by Buyer other than the Excluded Personalty (such other items, together with items (i) through (v) in the previous sentence, collectively, the “Due Diligence Items”).  Seller shall not be obligated to deliver to Buyer or make available for its review the Excluded Personalty.

(b)    Buyer acknowledges and agrees that all documents, materials, and information furnished to or made available to Buyer pursuant to this Section 3.2 are being furnished or made available to Buyer for information purposes only and without any representation or warranty by Seller with respect thereto, express or

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implied, except as may otherwise be expressly set forth in Article VI below and as limited by Sections 6.2 and 7.3 below, and all such documents, materials, and information are expressly understood by Buyer to be subject to the confidentiality provisions of Section 3.5 below.

Section 3.3    Site Visits.  Subject to the rights of Tenants, Buyer and its Licensee Parties shall have reasonable access to the Real Property during regular business hours on at least twenty-four (24) hours’ prior written notice to Seller (which, for the avoidance of doubt, may be by telephone or email).  Such notice shall describe the scope of the Due Diligence Buyer intends to conduct during Buyer’s access to the Real Property.  Seller shall have the right to have a representative present during any visits to or inspections of the Real Property by Buyer or any Licensee Parties.  Buyer will conduct its Due Diligence in a manner which is not unreasonably disruptive to Tenants or the normal operation of the Real Property.  Buyer will not enter the Real Property or contact any leasing agents or Property Manager of the Real Property or any Governmental Entity without Seller’s prior written consent, which such approval may be granted or withheld by Seller in its sole discretion, except that Buyer or the Licensee Parties may, without prior notice to or consent from Seller, contact Governmental Entities in order to obtain a customary zoning report (including information regarding the existence of any zoning, building, or life safety code violations) and a Phase I environmental report.  Buyer shall be entitled to contact Tenants at the Real Property or make any inquiries of such Tenants by telephone, email, video conference or in-person interviews upon twenty-four (24) hours prior written notice to Seller, provided that Seller shall be entitled to reasonable opportunity to participate in or be copied on all such communications or interviews.  Notwithstanding anything set forth herein, no invasive, intrusive or destructive testing or soil investigations, including, without limitation, any Phase II environmental investigations and sampling of other media or building materials (collectively, “Intrusive Testing”), shall be performed without the prior written approval of Seller, which such approval may be granted or withheld by Seller in its sole discretion.  Buyer will identify in writing exactly what procedures Buyer desires to perform in connection with any Intrusive Testing when requesting Seller’s express written consent.  Upon receipt of Seller’s written consent as provided in the prior sentence, Buyer and all Licensee Parties shall, in performing such Due Diligence, comply with the agreed upon procedures and with any and all laws, ordinances, rules, and regulations applicable to the Property or any of the Licensee Parties and will not engage in any activities which would violate any permit, license, environmental law or regulation, or lease.  All of Buyer and any Licensee Parties will:  (a) maintain comprehensive General Liability insurance in an amount no less than $1,000,000.00 with respect to injury or death to any one person and $2,000,000.00 with respect to injury or death to more than one person, and $1,000,000.00 with respect to property damage, and statutory Worker’s Compensation benefits including Employer’s Liability in an amount no less than the amount required by applicable law, and (b) restore the Real Property and Improvements to the condition in which the same were found immediately before any such entry upon the Real Property and inspection or examination was undertaken, ordinary wear and tear excepted.  Buyer shall keep the Property free from all liens caused by Buyer’s Due Diligence under this Agreement and shall within fifteen (15) days after notice thereof satisfy or bond off any mechanic’s, materialman’s, or other liens against the Property that relate to or result from Buyer’s Due Diligence under this Agreement.

Section 3.4    Buyer’s Due Diligence Indemnity.  Buyer shall defend, indemnify, and hold harmless Seller, and any direct or indirect owner of any beneficial interest in Seller, and any officer, director, employee agent or lender of Seller or of any direct or indirect owner of any beneficial interest in Seller from and against any and all third-party claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) (whether arising out of injury or death to persons or damage to the Property or any portion thereof or otherwise) including, but not limited to, costs of remediation, restoration and other similar activities, mechanic’s and materialmen’s liens, arising out of or in connection with Buyer’s Due Diligence, Buyer’s breach of its obligations under Section 3.5 or Buyer’s or any Licensee Party’s entry upon the Real Property, except to the extent any of the same are caused solely by the gross negligence, illegal acts or willful misconduct of Seller or any of its agents,

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contractors, employees and/or any tenant (provided that the foregoing indemnity shall not apply to the mere discovery, as opposed to the exacerbation, of any pre-existing condition at the Property).  The provisions of this Section 3.4 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement, and shall not be subject to the Survival Period set forth in Section 6.2.  Buyer acknowledges and agrees that money damages may not be a sufficient remedy for any breach of this Agreement and that Seller shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach (or any threatened breach) without the requirement of posting a bond or demonstrating the insufficiency of monetary damages.  Such remedy shall not be deemed to be the exclusive remedy for breach or threatened breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to Seller.

Section 3.5    Confidentiality.  Buyer agrees that any non-public information of Seller obtained by Buyer or its Licensee Parties, attorneys, partners, principals, directors, members, shareholders, affiliates, representatives, advisors, agents, analysts, accountants, lenders or investors (collectively, the “Permitted Outside Parties”) in the conduct of its Due Diligence shall be treated as confidential pursuant to Section 10.10 of this Agreement, and shall be used only to evaluate the feasibility of Buyer’s acquisition of the Property. Prior to the purchase of the Property by Buyer, Buyer shall not divulge and shall use commercially reasonable efforts to prevent the Permitted Outside Parties from divulging such information to any unrelated third parties, except with respect to such matters that (a) are of public record, (b) are available to Buyer or the Permitted Outside Parties on a non-confidential basis prior to disclosure to Buyer by Seller, or (c) become available to Buyer or any Permitted Outside Party on a non-confidential basis from a source other than Seller or its representatives, provided that, to Buyer’s actual knowledge, such source was not itself bound by an obligation of confidentiality owed to Seller, or (d) are independently developed by Buyer or any employee or agent of Buyer who did not have access to the confidential information; provided, however, Buyer and Seller may disclose such information to (a) any Permitted Outside Party and the direct and indirect legal and beneficial owners thereof; (b) third parties as required under applicable law, rule or regulation applicable to Buyer or any Permitted Outside Party or in connection with a dispute hereunder and (c) the principals of Buyer’s Broker, Escrow Agent, the Title Company and such other persons whose assistance is required in carrying out the terms of this Agreement.  Notwithstanding the foregoing or anything to the contrary contained herein, Seller acknowledges and agrees that Buyer may contact governmental officials or representatives in connection with performing a zoning/building code file review, ordering a zoning report or zoning verification letter, conducting a Phase I environmental site assessment, conducting other routine due diligence inquiries or as otherwise permitted in accordance with Section 3.3 above.  With respect to the Due Diligence Items, except as may otherwise be set forth in this Agreement, Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded.  Subject to the terms of this Agreement, Buyer shall not in any way be entitled to rely upon the accuracy of such information.  Subject to the terms of this Agreement, the provisions of this Section 3.5 shall survive the termination of this Agreement.

Section 3.6    Due Diligence Period.  Buyer may, by giving Seller written notice on or before the end of the Due Diligence Period, for any reason or no reason, terminate this Agreement and its obligations hereunder without further liability except as described in this Section 3.6 and in Sections 3.4, 3.5, 9.6, 10.9 and 10.11.  If before the end of the Due Diligence Period, Buyer fails to give Seller such written notice, then Buyer shall be automatically deemed to have elected to waive its rights to terminate this Agreement and to proceed with the acquisition of the Property.  Buyer may continue its examinations, inspections, testing, studies or investigations regarding the Property after the expiration of the Due Diligence Period, and Buyer’s access rights to the Property under this Agreement shall remain in effect through the earlier of (i) Closing or (ii) the earlier termination of this Agreement, but Buyer shall have no further right to terminate this Agreement from and after the expiration of the Due Diligence Period (except as otherwise expressly provided in this Agreement including, without limitation, in the event of Seller’s default).  If Buyer timely elects to terminate its obligations hereunder as described above, (a) Buyer shall be entitled to promptly receive a refund of the Deposit and (b) Buyer and Seller shall pay equal portions of the Escrow Agent’s escrow fee and any expenses incurred by the Title

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Company in connection with the Title Commitment.  In the event of such termination, Buyer shall return the Due Diligence Items to Seller or destroy same, and Buyer shall provide Seller with copies of all third party reports, studies and appraisals obtained by Buyer relating to the Property in Buyer’s possession, without liability, representation or warranty, and at no cost to Seller or Buyer to the extent such reports, studies or appraisals may be shared without a cost; excluding, however any attorney-client privileged communications, confidential information, or internally generated work product.  The foregoing obligations shall survive any termination of this Agreement.

Section 3.7    Estoppel Certificates.  Seller shall cooperate with Buyer and shall use commercially reasonable efforts to secure and deliver to Buyer at least five (5) business days prior to Closing estoppel certificates for all Leases substantially in the form attached hereto as Exhibit “H” or such form as may be required under the applicable Leases, executed by the Tenants under the Leases (“Tenant Estoppel Certificates”).  As a condition to Closing in Buyer’s favor, Buyer shall have received Tenant Estoppel Certificates at least one (1) business day prior to Closing dated not more than thirty (30) days prior to the Closing Date from Tenants under Leases comprising at least seventy-five percent (75%) of the total leased square footage of the Property (and which shall include, in any event, the following Tenant: 360 Training and Overhaul), which Tenant Estoppel Certificates are not materially and adversely inconsistent with the Leases (an objection to failure of any of the foregoing, a “Valid Estoppel Objection”, and such condition to Closing set forth in this Section 3.7, the “Estoppel Condition”). If Buyer fails to assert a Valid Estoppel Objection in writing to Seller within five (5) business days after receipt by Buyer of a Tenant Estoppel Certificate along with a reasonably detailed explanation of Buyer’s Valid Estoppel Objection, Buyer shall be deemed to have approved such Tenant Estoppel Certificate.  Failure to deliver any Tenant Estoppel Certificate shall not be a Seller default hereunder or cause Seller to incur any liability, it being agreed that Buyer’s sole remedy for such failure shall be to terminate this Agreement and receive a refund of the Deposit. Seller may elect to postpone the Closing Date for a period not to exceed five (5) business days to allow additional time to satisfy the Estoppel Condition. Seller shall deliver draft Tenant Estoppel Certificates to all of the Tenants under any Leases at the Property on or before the date that is five (5) business days after the Effective Date.

Section 3.8    SNDAs.  If requested by Buyer, Seller shall use good faith, commercially reasonable efforts to present to, and obtain executed copies from, Tenants any form of subordination, non-disturbance and attornment agreement (an “SNDA”) that may be required by Buyer’s lender, provided, however, that the failure of any Tenant to deliver an executed SNDA shall not be a Seller default hereunder or cause Seller to incur any liability.

Section 3.9    Contracts.  On or before the expiration of the Due Diligence Period, Buyer shall provide written notice to Seller of the Contracts that Buyer elects not to assume at Closing, which Contracts Seller shall terminate on or before Closing at Seller’s sole cost and expense.  Buyer shall not be required to assume, and shall not assume, any Contracts that Buyer elects to not assume pursuant to this Section 3.9.  Buyer shall be required to assume (pursuant to the Assignment and Assumption of Contracts) any Contracts that Buyer does not elect to terminate in a notice given on or before the expiration of the Due Diligence Period. Buyer’s failure to provide any such notice shall not constitute a default hereunder, but shall be deemed Buyer’s election to assume (pursuant to the Assignment and Assumption of Contracts) the Contracts.

Article IV
TITLE AND SURVEY

Section 4.1    Title to Real Property. Seller (i) has caused Title Company to deliver to Buyer (a) a commitment to issue an owner’s policy of title insurance with respect to the Property on a Texas T-7 Form commitment issued by the Title Company (the “Title Commitment”), and (b) to the extent available, copies of

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all recorded documents referred to on Schedule B of the Title Commitment as exceptions to coverage, and (ii) has delivered to Buyer the Existing Survey.

Section 4.2    Certain Exceptions to Title.  Buyer shall have the right to object in writing to any title matters that are disclosed in the Title Commitment or Existing Survey (herein collectively called “Liens”) on or before the date that is seven (7) business days prior to expiration of the Due Diligence Period.  Unless Buyer shall timely object to the Liens, all such Liens set forth in the Title Commitment and any such supplemental reports or updates shall be deemed to constitute additional Permitted Exceptions.  Any exceptions which are timely objected to by Buyer shall be herein collectively called the “Title Objections.”  Seller may elect (but shall not be obligated) to remove or cause to be removed, or insured over, at its expense, any Title Objections, and shall be entitled to a reasonable adjournment of the Closing (not to exceed fifteen (15) business days) for the purpose of such removal, which removal will be deemed effected by the issuance of title insurance eliminating or insuring against the effect of the Title Objections.  Seller shall notify Buyer in writing within five (5) business days after receipt of Buyer’s notice of Title Objections (the “Seller Response Notice”) whether Seller elects to remove the same.  If Seller is unable to remove or endorse over any Title Objections prior to the Closing, or if Seller elects not to remove one (1) or more Title Objections (Seller shall be deemed to have provided a Seller Response Notice electing not to remove or endorse over any Title Objections for which it does not timely provide the Seller Response Notice), Buyer may elect, as its sole and exclusive remedy therefor, to either (a) terminate this Agreement by giving written notice to Seller on or before the end of the Due Diligence Period, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement as set forth in Sections 3.4, 3.5, 3.6, 9.6, 10.9 and 10.11, or (b) waive such Title Objections, in which event such Title Objections shall be deemed additional “Permitted Exceptions” and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.  If before the end of the Due Diligence Period, Buyer fails to give Seller such written notice, then Buyer shall be deemed to have elected to waive such Title Objections and its right to terminate this Agreement pursuant to this Section 4.2.  Seller shall be entitled to apply the Purchase Price towards the payment or satisfaction of any Title Objections it elects to cure.  Notwithstanding the foregoing, Seller shall be obligated at Closing to cause the release of the liens of any deed of trust or mortgage liens, mechanics and materialmen liens (only to the extent related to work contracted for by Seller), and judgment liens less than $200,000.00 in the aggregate encumbering the Property (“Mandatory Cure Items”); provided, that if Seller elects not to release any such liens that it is not required to release hereunder, Buyer shall be entitled, as its sole remedy, to elect to terminate this Agreement and receive the return of the Deposit (without the need for any further consent or authorization from Seller).

Section 4.3    Title Insurance.  At Closing, Title Company shall issue to Buyer or be irrevocably committed to issue to Buyer a TLTA Owner Policy of Title Insurance (the “Title Policy”), in the amount of the Purchase Price, insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions.  Buyer shall be entitled to request that the Title Company provide extended coverage and/or such endorsements (or amendments) to the Title Policy as Buyer may reasonably require, provided that (a) such extended coverage and/or endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such extended coverage and/or endorsements and, if Buyer is unable to obtain such extended coverage and/or endorsements, Buyer shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer’s request.

Section 4.4    Amended Commitment.  If an updated Title Commitment is issued or any survey of the Property is updated after expiration of the Due Diligence Period, Buyer shall have three (3) business days after receipt of such updated Title Commitment and/or survey, as applicable, to object to any new Liens shown on the updated Title Commitment that were not included on the last Title Commitment or survey, as applicable,

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issued prior to the expiration of the Due Diligence Period and that have a greater than de minimis adverse effect on Buyer’s title to the Real Property (“Updated Title Objection(s)”).  Seller shall have three (3) business days after receipt of any such objections to deliver a Seller Response Notice.  If Seller does not elect to cure any Updated Title Objection Buyer shall have three (3) business days after the expiration of Seller’s three (3) business day response period to elect (a) terminate this Agreement by giving written notice to Seller and Escrow Agent, in which event the Deposit shall be paid to Buyer  and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement as set forth in Sections 3.4, 3.5, 3.6, 9.6, 10.9 and 10.11, or (b) waive such Title Objections, in which event such Title Objections shall be deemed additional “Permitted Exceptions” and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.  Notwithstanding the foregoing, Seller must cause the release of any Mandatory Cure Items.  The Closing Date will be extended to the extent necessary to allow for the objection and response time periods set forth in this Section 4.4.

Article V

REMEDIES AND DEPOSIT INSTRUCTIONS

Section 5.1    Permitted Termination; Seller Default.  If the sale of the Property is not consummated due to the permitted termination of this Agreement by Buyer as herein expressly provided, the Deposit shall be returned to Buyer and Buyer will have no liability hereunder except as set forth in Sections 3.4, 3.5, 3.6, 9.6, 10.9 and 10.11.  If the sale of the Property is not consummated due to Seller’s default hereunder, Buyer shall be entitled, as its sole remedy, to elect (a) to terminate this Agreement and receive the return of the Deposit (without the need for any further consent or authorization from Seller) in which event Seller will reimburse Buyer for Buyer’s actual and reasonable out-of-pocket expenses incurred in connection with the transaction evidenced by this Agreement (up to but not in excess of $75,000), or (b) to enforce specific performance of the sale of the Property pursuant to this Agreement. Except as expressly set forth above in this Section 5.1, Buyer expressly waives its rights to seek any damages in the event of Seller’s default prior to Closing hereunder.  Buyer shall be deemed to have elected the remedy in clause (a) above if Buyer fails to file suit for specific performance against Seller in a court prescribed by Section 10.5 hereof, on or before thirty  (30) days following the date upon which Closing was to have occurred.  Notwithstanding any provision to the contrary, Seller shall remain liable for all damages at law or in equity if specific performance is not available as a remedy due to Seller selling the Property to a third party in violation of this Agreement; subject to a cap equal to the difference in price between such sale price and the Purchase Price.

Section 5.2    BUYER DEFAULT; LIQUIDATED DAMAGES.  IF THE SALE IS NOT CONSUMMATED DUE TO ANY DEFAULT BY BUYER HEREUNDER THAT IS NOT CURED WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF WRITTEN NOTICE FROM SELLER, THEN SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES, WHICH RETENTION SHALL OPERATE TO TERMINATE THIS AGREEMENT AND RELEASE BUYER FROM ANY AND ALL LIABILITY HEREUNDER, EXCEPT AS PROVIDED IN SECTIONS 3.4, 3.5, 3.6, 9.6, 10.9 AND 10.11; PROVIDED, HOWEVER, THAT BUYER SHALL HAVE NO SUCH FIVE (5) BUSINESS DAY NOTICE AND CURE PERIOD IF IT FAILS TO TIMELY (i) DEPOSIT BUYER CLOSING DELIVERIES INTO ESCROW OR (ii) DELIVER THE DEPOSIT TO ESCROW AGENT.  THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER’S DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE.  AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE EFFECTIVE DATE, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT.  BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE

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STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.  THE FOREGOING IS NOT INTENDED TO LIMIT BUYER’S SURVIVING OBLIGATIONS UNDER THIS AGREEMENT.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT,  BUYER SHALL NOT BE LIABLE FOR DAMAGES ARISING FROM LOST PROFITS, LOSS DUE TO BUSINESS INTERRUPTION, LOSS DUE TO DIMINUTION OF VALUE, OR CONSEQUENTIAL, SPECULATIVE, SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES EXCEPT FOR DAMAGES ARISING FROM BUYER’S DUE DILIGENCE OF THE PROPERTY TO THE EXTENT COVERED BY INSURANCE REQUIRED TO BE MAINTAINED BY BUYER HEREUNDER.

Initials:    Seller    _/s/_SN__        Buyer _/s/_RB___

Section 5.3    Deposit Instructions.  The Escrow Agent joins herein below to evidence its agreement to hold the Deposit in accordance with the terms and conditions of this Agreement.  Further, the following provisions shall control with respect to the rights, duties and liabilities of the Escrow Agent.

(a)    The Escrow Agent acts hereunder as a depository only and is not responsible or liable in any manner whatsoever for the (i) sufficiency, correctness, genuineness or validity of any written instrument, notice or evidence of a party’s receipt of any instruction or notice which is received by the Escrow Agent, or (ii) identity or authority of any person executing such instruction notice or evidence.

(b)    The Escrow Agent shall have no responsibility hereunder except for the performance by it in good faith of the acts to be performed by it hereunder, and the Escrow Agent shall have no liability except for its own breach of this Agreement, willful misconduct or gross negligence.

(c)    The Escrow Agent shall be reimbursed on an equal basis by Buyer and Seller for any reasonable expenses incurred by the Escrow Agent arising from a dispute with respect to the Deposit, including the cost of any legal expenses and court costs incurred by the Escrow Agent, should the Escrow Agent deem it necessary to retain an attorney with respect to the disposition of the amount held in escrow, provided, however, that as between Seller and Buyer, the party that ultimately is determined to be entitled to receive the Deposit shall be reimbursed by the other party for any costs paid by such party to the Escrow Agent under this Section 5.3(c).

(d)    In the event of a dispute between the parties hereto with respect to the disposition of the amount held in escrow, the Escrow Agent shall be entitled, at its own discretion, to deliver such amount to an appropriate court of law pending resolution of the dispute.

(e)    The Escrow Agent shall invest the amount in escrow in accounts which are federally insured or which invest solely in government securities and shall be applied in accordance with the terms of this Agreement.  Interest earned thereon shall be added to the funds deposited by Buyer.

Section 5.4    Designation of Reporting Person.  In order to assure compliance with the requirements of Section 6045 of the Code, and any related reporting requirements of the Code, the parties hereto agree as follows:

(a)    Provided the Escrow Agent shall execute a statement in writing (in form and substance reasonably acceptable to the parties hereunder) pursuant to which it agrees to assume all responsibilities for information reporting required under Section 6045(e) of the Code, Seller and Buyer shall designate the Escrow Agent as the person to be responsible for all information reporting under Section 6045(e) of the Code (the

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“Reporting Person”).  If the Escrow Agent refuses to execute a statement pursuant to which it agrees to be the Reporting Person, Seller and Buyer shall agree to appoint another third party as the Reporting Person.

(b)    Seller and Buyer hereby agree:

(i)    to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

(ii)    to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.

Each party hereto agrees to retain this Agreement for not less than four years from the end of the calendar year in which the Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.

Article VI

REPRESENTATIONS AND WARRANTIES OF SELLER

Section 6.1    Representations and Warranties of Seller.  Subject to the provisions of Sections 6.2 and 7.4, and except for those matters disclosed in any written materials, documents or information provided or made available to Buyer at least three (3) business days prior to the expiration of the Due Diligence Period (except as noted in Section 6.2 below), including, without limitation, those described in Section 3.2 and/or described in Exhibit “B” (the “Disclosure Items”) for which Seller makes no representations or warranties of any kind and for which Seller shall have no liability or obligation to Buyer of any kind whatsoever (except as expressly provided in this Agreement), Seller makes the following representations and warranties:

(a)    Status.  Seller is a limited partnership duly organized or formed, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Texas.

(b)    Authority.  The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, subject to equitable principles and principles governing creditors’ rights generally.

(c)    Non-Contravention.  The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not (i) violate any judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity or (ii) conflict with, result in a breach of, or constitute a default under the organic documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which Seller or the Property may be bound.

(d)    Suits and Proceedings.  There are no legal actions, suits or similar proceedings pending and served, or, to Seller’s knowledge, threatened in writing against Seller or the Property.

(e)    Leasing.  Seller has delivered to Buyer true and complete copies, in all material respects, of all Leases, all extensions, renewals and amendments thereto, and all Commission Agreements pursuant to

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which any commissions are or may be due with respect to the Leases (including, without limitation, any commissions that may be due with respect to the future exercise by a Tenant of any extensions, renewals or expansions granted to the Tenant in a Lease).  The Leases delivered to Buyer are in full force and effect. Except as set forth on Schedule 6.1(e) attached hereto and incorporated herein by reference or with respect to items for which Buyer is receiving a credit at closing, all Commissions and tenant improvement allowances or work with respect to Pre-Effective Date Leases arising with respect to the current unexpired term of such Pre-Effective Date Leases have been paid in full.  Seller has not sent to, or received from, any Tenant any written notice under any of the Leases claiming that any tenant or Seller is in material default of its obligations under any of the Leases other than material defaults that have been cured.  To Seller’s actual knowledge, no Tenant is in material default of its obligations under any of the Leases other than material defaults that have been cured.  To the extent a Tenant delivers any estoppel certificate which is approved by Buyer and which indicates any of the foregoing representation of Seller is, in any respect, untrue, the foregoing representation of Seller shall be deemed modified, revised, and corrected as set forth in the estoppel.  Seller has not pledged or granted a security interest in its interest in any of the Leases which will be binding on Buyer or the Property after Closing.

(f)    Contracts.  Except for the Contracts referenced on Exhibit “C”, there are no material contracts or written agreements with respect to the Property to which Seller is a party or by which it is bound that are currently in effect and will be in effect after Closing relating to operations, leasing, construction, architectural services, parking, maintenance or other supplies or services, management, leasing or brokerage services, or any equipment leases.  Seller has not sent to, or to its knowledge, received from, any party to a Contract any written notice claiming that the party or Seller is in material default of its obligations under any of the Contracts other than material defaults that have been cured.

(g)    Non-Foreign Entity.  Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Code, and the regulations promulgated thereunder.

(h)    Consents.  No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained prior to the execution hereof or Closing, as applicable) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.

(i)    Condemnation.  Seller has not received any written condemnation notice from a Governmental Entity with respect to all or part of the Property.

(j)    Bankruptcy.  Seller has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

(k)    Violation of Laws.  Seller has received no written notice of any uncured, material violation of any laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances, codes and regulations, including, without limitation, applicable environmental laws, issued by any Governmental Entity.

(l)    Patriot Act.  Seller is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act (the “Patriot Act”), and other authorizing statutes, executive orders and regulations administered by OFAC,

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and related Securities and Exchange Commission, SRO or other agency rules and regulations, and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance.

(m)    OFAC.  Neither:  (i) Seller, any Affiliate of Seller nor any Person controlled by Seller; nor (ii) to the best of knowledge of Seller, after making due inquiry, any Person who owns a controlling interest in or otherwise controls Seller; nor (iii) to the best of knowledge of Seller, after making due inquiry, if Seller is a privately held entity, any Person otherwise having a direct or indirect beneficial interest (other than with respect to an interest in a publicly traded entity) in Seller; nor (iv) any Person for whom Seller is acting as agent or nominee in connection with this investment, is a country, territory, Person, organization, or entity named on an OFAC List, nor is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC.

    (n)    Miscellaneous.

        (i)    There are no options or rights in any party, other than Buyer, to purchase, or acquire any fee ownership interest in the Property;

        (ii)    The Property is separately assessed for real property tax assessment purposes and is not combined with any other real property for such tax assessment purposes.  Seller has received no written notice from any governmental agency with taxing authority of any contemplated or actual, re-assessments of the Property or any part thereof for general real estate tax purposes or special assessment purposes.  Seller has received no written notice from any governmental agency with taxing authority over the Property of any pending or threatened special assessments affecting the Property.

Section 6.2    Limited Liability.  The representations and warranties of Seller set forth in Section 6.1 will survive the Closing for a period of nine (9) months (as may be extended pursuant to this Section 6.2) (the “Survival Period”), but not thereafter, it being the intention of the parties that all suits or actions for any such breach, and any action for liabilities resulting from any such breach, must identify with specificity each such breach and must be brought, if at all, prior to the expiration of the Survival Period, or they shall be forever barred.  Buyer will not have any right to bring any action against Seller as a result of any untruth or inaccuracy of such representations and warranties, or any such breach, (x) if Buyer had knowledge that such representation and warranty was untrue prior to Closing yet proceeded to close and (y) unless and until the aggregate amount of all liability and Losses (as defined below) arising out of any such untruth or inaccuracy, or any such breach, exceeds $50,000.00, and if such liability and Losses exceed such amount, Buyer shall thereafter be entitled to recover the entire amount of such liability and Losses.  In addition, in no event will Seller’s liability for all such breaches exceed, in the aggregate, $500,000.00.  Notwithstanding anything set forth herein to the contrary, Buyer shall take, and shall cause its Affiliates to take, reasonable steps to mitigate and otherwise minimize their Losses to the extent reasonably possible upon and after becoming aware of any event which would reasonably be expected to give rise to any such Losses.  In the event of any breach of any of Seller’s representations or warranties that is discovered by Buyer during the Survival Period, Buyer shall give Seller written notice of such alleged breach (a “Breach Notice”) prior to the expiration of the Survival Period and shall allow Seller the opportunity to cure any such alleged breach that is reasonably susceptible of cure prior to making any claim for damages under this Agreement, in each case, as more particularly set forth below.  In the event that Seller elects, by written notice to Buyer (an “Election Notice”) within ten (10) business days of receipt of any Breach Notice, to cure any such breach that is reasonably susceptible of cure, Seller shall have a period of time (“Seller’s Cure Period”) equal to thirty (30) days (as such period shall be extended for such time as may be reasonably necessary to cure any such breach that is not reasonably capable of cure within such initial thirty (30) day period, but in no event for more than an additional thirty (30) days) to attempt to cure such breach prior to Buyer making a claim for damages under this Agreement with respect thereto.  The Survival Period with respect to any breach alleged in a Breach Notice shall be extended to the date that is ten (10) business days after

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the lesser of (i) the period of time from (A) delivery of the Breach Notice from Buyer to Seller to (B) delivery of written notice from Seller to Buyer that it either does not intend to cure, or has been unable to cure, such breach (or that such breach does not constitute a breach), and (ii) Seller’s Cure Period.  In the event Seller delivers an Election Notice to Buyer, Buyer shall allow Seller to have reasonable access to the Property and shall reasonably cooperate with Seller (at no out-of-pocket cost or expense to Buyer) to allow Seller to prosecute the cure of the applicable breach during Seller’s Cure Period.  In the event Seller accesses the Property, the provisions relating to Buyer’s access to the Property under Section 3.3 of this Agreement shall apply to Seller and Seller’s access to the Property.  Buyer waives all rights and remedies pursuant to this Section 6.2 with respect to all breaches, if any, not alleged in a Breach Notice delivered during the Survival Period.  Seller shall have no liability with respect to any of Seller’s representations, warranties and covenants herein if, prior to the Closing, Buyer has actual knowledge of any breach of a representation, warranty or covenant of Seller herein, or Buyer obtains actual knowledge (from any written source, including, without limitation, any Due Diligence Items delivered to Buyer at least three (3) business days prior to the Closing Date, Buyer’s Reports, Tenant Estoppel Certificates or other tenant estoppel certificates, as a result of Buyer’s Due Diligence or as a result of written disclosure by Seller or Seller’s agents, representatives and/or employees received by Buyer at least three (3) business days prior to the Closing Date) that contradicts any of Seller’s representations and warranties herein or evidences such a breach, and Buyer nevertheless consummates the transaction contemplated by this Agreement.  Buyer shall be deemed to have actual knowledge of all information, matters and circumstances set forth, described or otherwise referenced in any of the written files, documents, materials, analyses, studies, tests or reports and other Due Diligence Items disclosed or made available to Buyer at least three (3) business days prior to the Closing Date or obtained by or on behalf of Buyer with respect to the Property.  Sections 3.4, 3.5, 9.6, 10.9 and 10.11 will survive Closing without limitation unless a specified period is otherwise provided in this Agreement.  All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Deed and other Closing documents delivered at the Closing.  Additionally, in the event that Buyer subsequently recovers any amount in respect to all or part of any claim for a breach by Seller from any other person or entity, Buyer shall forthwith repay to Seller the amounts so recovered up to the amount theretofore paid by Seller with respect to Buyer’s claim for such breach. Notwithstanding anything to the contrary herein, Buyer agrees that Seller shall have no liability under this Agreement or otherwise for any breach or failure of any representation, warranty or covenant to the extent Buyer or any direct or indirect owner or affiliate of Buyer or any agent, employee, contractor and/or representative of any of the foregoing Persons intentionally caused such breach or failure.  For the purposes of this Section 6.2, the term “Losses” shall mean any direct, actual loss, liability, demand, claim, action, cause of action, cost, damage, interest, penalty, fine or expense (including interest, penalties, reasonable attorneys’ fees); provided, that (a) Losses will not be measured by any multiplier of profits, earnings or cash flow and (b) Losses will not include lost profits, loss due to business interruption, loss due to diminution of value, or consequential, speculative, special, indirect, incidental, exemplary or punitive damages.  This Section 6.2 shall survive the Closing.

Section 6.3    Seller’s Knowledge.  For purposes of this Agreement and any document delivered at Closing, whenever the phrase “to Seller’s knowledge,” or the “knowledge” of any Seller or words of similar import are used, they shall be deemed to refer to facts within the actual knowledge only of Steve Novick and Costa Petrunoff (the “Knowledge Parties”) and no others, at the times indicated only, without any duty of inquiry.  Seller represents and warrants that the Knowledge Parties are individuals within Seller’s organization that have sufficient knowledge to make the representations of Seller set forth herein, which representation and warranty shall survive Closing.

Section 6.4    Liability of Representations and Warranties.  Buyer acknowledges and agrees that the Knowledge Parties are named solely for the purpose of defining and narrowing the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from the Knowledge Parties

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to Buyer.  Buyer covenants that it will bring no action of any kind against a Knowledge Party, any shareholder, partner or member of Seller, as applicable, or related to or arising out of these representations and warranties.  This Section 6.4 shall survive the Closing or any termination of this Agreement.

Article VII

REPRESENTATIONS AND WARRANTIES OF BUYER

Section 7.1    Buyer’s Representations and Warranties.  Buyer represents and warrants to Seller the following:

(a)    Status.  Buyer is a corporation duly organized or formed, validly existing and in good standing under the laws of the state of its formation, as applicable, and is qualified (or will be qualified prior to Closing) to transact business in the State of Texas.

(b)    Authority.  The execution and delivery of this Agreement and the performance of Buyer’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Buyer and this Agreement constitutes the legal, valid and binding obligation of Buyer, subject to equitable principles and principles governing creditors’ rights generally.

(c)    Non-Contravention.  The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity or conflict with, result in a breach of, or constitute a default under the organizational documents of Buyer, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Buyer is a party or by which it is bound.

(d)    Consents.  No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained or that will be obtained prior to Closing) in connection with the execution and delivery of this Agreement by Buyer or the performance by Buyer of the transactions contemplated hereby.

(e)    Bankruptcy.  Buyer has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

(f)    Patriot Act.  Buyer is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act (the “Patriot Act”), and other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations, and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance.

(g)    OFAC.  Neither:  (i) Buyer, any Affiliate of Buyer nor any Person controlled by Buyer; nor (ii) to the best of knowledge of Buyer, after making due inquiry, any Person who owns a controlling interest in or otherwise controls Buyer; nor (iii) to the best of knowledge of Buyer, after making due inquiry, if Buyer is a privately held entity, any Person otherwise having a direct or indirect beneficial interest (other than with respect

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to an interest in a publicly traded entity) in Buyer; nor (iv) any Person for whom Buyer is acting as agent or nominee in connection with this investment, is a country, territory, Person, organization, or entity named on an OFAC List, nor is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC.

(h)    Senior Foreign Political Figure.  Unless disclosed in writing to Seller on the date hereof, it is not a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure, that it is not controlled by a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure, and that, to the best of Buyer’s knowledge, after making due inquiry, none of the direct or indirect owners of Buyer (other than any owner(s) of any interest(s) in a publicly-traded entity) is a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure.

(i)    Brokerage.  Buyer represents and warrants that there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with this Agreement based on any arrangement or agreement entered into by Buyer, other than the Broker Commission.

Buyer’s representations and warranties contained in this Section 7.2 shall survive the Closing for the Survival Period.  Any claims by Seller alleging any breach of the Buyer’s representations and warranties contained in this Section 7.2 must be brought on or before the expiration of the Survival Period, or such claims shall be forever barred.

Section 7.2    Buyer’s Independent Investigation.  Buyer has been given, or will be given before the end of the Due Diligence Period, a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer’s choosing, including, without limitation:

(a)    All matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements, and building codes and/or the state of entitlements;

(b)    The physical condition and aspects of the Property, including, without limitation, the interior, the exterior, the square footage within the improvements on the Real Property and within each tenant space therein, the structure, the paving, the utilities, and all other physical and functional aspects of the Property, including, without limitation, an examination for the presence or absence of Hazardous Materials, which shall be performed or arranged by Buyer at Buyer’s sole expense;

(c)    Any easements and/or access rights affecting the Property;

(d)    The Leases and all matters in connection therewith, including, without limitation, the ability of the Tenants to pay Rent;

(e)    The Contracts, the Licenses and Permits, the Commission Agreements and any other documents or agreements of significance affecting the Property; and

(f)    All other matters of material significance affecting the Property or delivered to Buyer by Seller in accordance with Article III of this Agreement.

(g)    THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND BUYER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND BUYER, AND BUYER HAS CONDUCTED ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY.  OTHER THAN THE MATTERS REPRESENTED IN SECTION 6.1 HEREOF AS SUCH MAY BE LIMITED BY SECTION 6.2

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HEREOF AND THE WARRANTY OF TITLE CONTAINED IN THE DEED (“SELLER’S REPRESENTATIONS”), BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AGENTS OR REPRESENTATIVES, AND BUYER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE.  EXCEPT FOR SELLER’S REPRESENTATIONS, SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO BUYER AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY BUYER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (v) ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY, (vi) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY, (vii) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, (viii) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH APPLICABLE ENVIRONMENTAL LAWS OR THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, IN, UNDER OR ADJACENT TO THE PROPERTY OR ANY PORTION THEREOF, AND (ix) THE PHYSICAL AND/OR ENVIRONMENTAL CONDITION, WHETHER VISIBLE OR NOT, OF THE PROPERTY OR THE CONDITION OR SAFETY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING, VENTILATING AND AIR CONDITIONING, LIFE SAFETY, BUILDING MANAGEMENT, VERTICAL TRANSPORTATION, AND ELECTRICAL SYSTEMS, ROOFING, FOUNDATIONS, SOILS AND GEOLOGY, OR LOT SIZE, IT BEING THE EXPRESS INTENTION OF SELLER AND BUYER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO BUYER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS, WITH NO RIGHT OF SETOFF OR REDUCTION IN THE PURCHASE PRICE EXCEPT FOR SELLER’S REPRESENTATIONS AND CREDITS EXPRESSLY PROVIDED TO BUYER.

(h)    Buyer represents that it is a knowledgeable and sophisticated buyer of real estate, and that, except for Seller’s Representations, it is relying solely on its own expertise and that of Buyer’s consultants in purchasing the Property.  Buyer acknowledges and agrees that it will have the opportunity to conduct such inspections, investigations and other independent examinations of the Property and related matters, including but not limited to the physical and environmental conditions thereof, during the Due Diligence Period and will rely upon same and not upon any statements of Seller or of any Affiliate, member, partner, shareholder, manager, officer, director, employee, representative, agent or attorney of Seller, other than Seller’s Representations.  Buyer acknowledges that all information obtained by Buyer will be obtained from a variety of sources and, except for Seller’s Representations, Seller will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Due Diligence Items or other such information heretofore or hereafter furnished to Buyer.  Upon Closing, except for Seller’s Representations, Buyer will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer’s inspections and investigations.  Buyer acknowledges and agrees that upon Closing, Seller will sell and convey to Buyer, and Buyer will accept the Property, “AS IS, WHERE IS,” with all faults, except for Seller’s Representations.  Buyer further acknowledges and agrees that there are no oral agreements,

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warranties or representations, collateral to or affecting the Property, by Seller, and any member of Seller, any broker or other agent of Seller or any third party.  Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other Person, unless the same are specifically set forth or referred to herein.  Except for Seller’s Representations, Buyer acknowledges that the Purchase Price reflects the “as is, where is” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property.  BUYER, WITH BUYER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.  BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMER AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT.  THE TERMS AND CONDITIONS OF THIS SUBSECTION 7.2(h) WILL EXPRESSLY SURVIVE THE CLOSING, WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND WILL NOT BE INCORPORATED INTO THE DEED.

(i)    BUYER IS A SOPHISTICATED REAL ESTATE INVESTOR AND HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION. EXCEPT FOR SELLER’S REPRESENTATIONS, BUYER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHTS, REMEDIES AND BENEFITS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT (SECTIONS 17.41 AND FOLLOWING OF THE TEXAS BUSINESS AND COMMERCE CODE) (THE “DTPA”) AND ANY OTHER SIMILAR CONSUMER PROTECTION LAW, WHETHER FEDERAL, STATE OR LOCAL. EXCEPT FOR ANY BREACH OF SELLER’S REPRESENTATIONS OR COVENANTS UNDER THIS AGREEMENT, BUYER COVENANTS NOT TO SUE SELLER UNDER THE DTPA OR ANY SUCH SIMILAR CONSUMER PROTECTION LAW.  THE TERMS AND CONDITIONS OF THIS SUBSECTION 7.2(i) WILL EXPRESSLY SURVIVE THE CLOSING, WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND WILL BE INCORPORATED INTO THE DEED.

Section 7.3    Buyer’s Release of Seller.

(a)    Except as expressly provided in Section 6.1 hereof, Seller is hereby released from all responsibility and liability to Buyer regarding the condition (including its physical condition and its compliance with applicable laws, and the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever except to the extent that such responsibility or liability is the result of the inaccuracy (if any) of Seller’s representations under Section 6.1 hereof, as to which Seller’s liability, if any, shall be limited as provided in Section 6.2.

(b)    The foregoing waiver and release by Buyer shall survive either (a) the Closing and the recordation of the Deed, and shall not be deemed merged into the Deed upon its recordation, or (b) any termination of this Agreement.

Section 7.4    Discharge.  Notwithstanding any other provisions contained herein, or in any document or instrument delivered in connection with the transfer contemplated hereby, to the contrary (including, without limitation, any language providing for survival of certain provisions hereof or thereof), Buyer hereby

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acknowledges and agrees that (a) prior to Closing, Buyer’s sole recourse in the event of a breach by Seller shall be as set forth in Section 5.1 hereof, and (b) Seller shall, upon consummation of Closing, be deemed to have satisfied and fulfilled all of Seller’s covenants, indemnities, and obligations contained in this Agreement and the documents delivered pursuant hereto, and Seller shall have no further liability to Buyer or otherwise with respect to this Agreement, the transfers contemplated hereby, or any documents delivered pursuant hereto, except in all cases to the extent of any obligation or liability Seller may have under Section 6.1 as to which Seller’s liability, if any, shall be limited as provided in Section 6.2 or with respect to any covenants that are expressly stated to survive the Closing.  This Section 7.4 shall survive either (i) the Closing and the recordation of the Deed, and shall not be deemed merged into the Deed upon its recordation, or (ii) any termination of this Agreement.  Notwithstanding anything to the contrary in this Agreement, Buyer does not waive or release Seller for, and the limitations of Seller’s liability contained in this Agreement shall not apply to, any fraud or intentional material misrepresentation by Seller.

Section 7.5    TITLE DISCLOSURE.

IN ACCORDANCE WITH THE TERMS OF THE REAL ESTATE LICENSE ACT OF TEXAS, YOU, AS BUYER, ARE ADVISED THAT YOU SHOULD HAVE THE ABSTRACT COVERING THE REAL PROPERTY EXAMINED BY AN ATTORNEY OF YOUR CHOICE, OR BE FURNISHED WITH OR OBTAIN A POLICY OF TITLE INSURANCE.  BUYER ACKNOWLEDGES RECEIPT OF SUCH NOTICE BY ITS EXECUTION OF THIS AGREEMENT.

Article VIII

LEASES; MAINTENANCE OF PROPERTY

From the date hereof until the Closing, and except as otherwise consented to or approved by Buyer, Seller covenants and agrees with Buyer as follows:

Section 8.1    Leasing Actions.

(a)    After the Effective Date and prior to the end of the Due Diligence Period, Seller, in its sole discretion, and without Buyer’s consent, shall have the right to undertake any Leasing Action it deems advisable,  so long as such Leasing Action does not generate any Buyer Lease Expenses (in which event Seller shall not undertake such Leasing Action without Buyer’s prior written consent, which consent may be given or withheld in Buyer’s reasonable discretion); provided, however, Seller shall provide Buyer with written notice concerning such Leasing Action promptly after the taking of such Leasing Action, but in no event later than the last day of the Due Diligence Period, together with true and correct copies of all documents entered into in connection with such Leasing Action, information regarding the nature and financial condition of the Tenants (if Seller is not prohibited from providing such information) and such other information as Buyer may reasonably request regarding such Leasing Action.  Such written notice must include a calculation of all Buyer Lease Expenses and other Commissions and tenant improvement allowances that will be due from Buyer or that Buyer will be required to assume pursuant to Section 8.2 in connection with the Leasing Action and in connection with any future exercise by the Tenant of any extensions, renewals or expansions under the applicable Lease that do not require the consent or approval of the landlord under such Lease. If Seller provides notice pursuant to this Section 8.1(a) with respect to a Leasing Action less than three (3) business days prior to the expiration of the Due Diligence Period, at Buyer’s option, the Due Diligence Period shall be extended to the date that is three (3) business days after Seller provides the notice of the Leasing Action, so that Buyer will have sufficient time to review the Leasing Action and determine whether Buyer is willing to proceed with the transaction contemplated under this Agreement.  Buyer’s sole remedy in the event any Leasing Action is

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undertaken by Seller after the Effective Date and prior to the end of the Due Diligence Period shall be to terminate this Agreement on or before the end of the Due Diligence Period in accordance with Section 3.6.

(b)    After the Due Diligence Period, Seller shall not, without Buyer’s prior written consent in each instance, which consent may be given, withheld, conditioned or delayed in Buyer’s sole and absolute discretion, undertake a Leasing Action except (i) pursuant to the exercise by a Tenant of a renewal, extension or expansion option or other right contained in such Tenant’s lease that does not require or permit the consent or approval of Seller, or (ii) in connection with the termination of a Lease and/or removal of a Tenant under any Pre-Effective Date or New Lease, by reason of a default of the Tenant under the subject Pre-Effective Date Lease or New Lease (the foregoing clauses (i) and (ii) are referred to in this Section 8.2(b) as the “Permitted Leasing Actions”).  With respect to Permitted Leasing Actions, Seller shall endeavor to provide advance written notice to Buyer of any Permitted Leasing Action that Seller intends to undertake and, in any event, shall provide written notice to Buyer promptly after undertaking a Permitted Leasing Action with reasonable information explaining the Permitted Leasing Action that was undertaken.  With respect to any Leasing Action after the end of the Due Diligence Period that is not a Permitted Leasing Action, Seller shall furnish Buyer with a written notice of the proposed Leasing Action together with true and correct copies of all documents that Seller proposes to enter into in connection with such Leasing Action, information regarding the nature and financial condition of the Tenants (if Seller is not prohibited from providing such information) and such other information as Buyer may reasonably request regarding such Leasing Action.  Such written notice must include a calculation of all Buyer Lease Expenses and other Commissions and tenant improvement allowances that will be due from Buyer or that Buyer will be required to assume pursuant to Section 8.2 in connection with the Leasing Action and in connection with any future exercise by the Tenant of any extensions, renewals or expansions under the applicable Lease that do not require the consent or approval of the landlord under such Lease, if Buyer approves the proposed Leasing Action. Any failure of Buyer to object in writing to any such proposed Leasing Action within five (5) business days after receipt of the aforementioned information shall be deemed to be a disapproval by Buyer of the proposed Leasing Action, and Seller shall not undertake the proposed Leasing Action; provided, however, that Buyer shall act in good faith in reviewing and responding to such proposed Leasing Actions.  After the expiration of the Due Diligence Period, Buyer shall have the right upon not less than twenty-four (24) hours’ prior written or telephonic notice to Seller to discuss the marketing or leasing of the Property with any prospective tenants or any other person with whom Seller intends to undertake or has undertaken a Leasing Action, provided that Seller shall be entitled to reasonable opportunity to have a representative be present at any meetings or participate in any such communications.

(c)     With respect to any Leasing Action taken pursuant to Sections 8.1(a) or (b), legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the Leasing Action shall only be included in the Buyer Lease Expenses for such Leasing Action to the extent that the notices required to be given by Seller under such Sections expressly identify the amount of legal fees incurred in connection with the Leasing Action that are to be included as Buyer Leasing Expenses. Any legal expenses incurred by Seller in connection with such Leasing Actions and not identified in such notice shall be paid by Seller.

(d)    Notwithstanding anything in this Agreement to the contrary, Seller shall not lease the top floor of “Building 1” of the Property, whether during or after the Due Diligence Period.

Section 8.2    Lease Expenses.  Seller shall be responsible for all Seller Lease Expenses and Buyer shall receive a credit at Closing for all such unpaid Seller Lease Expenses.  At Closing, Buyer shall reimburse Seller for any and all Buyer Lease Expenses to the extent the same have been paid by Seller prior to Closing and Buyer shall assume Seller’s obligations to pay, when due (whether on a stated due date or by acceleration) any Buyer Lease Expenses unpaid as of the Closing. If any Seller Lease Expenses are contingent upon the occurrence of a future event or failure of an event which is not reasonably certain as of Closing (such as tenant’s

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tenant improvement allowance being subject to forfeiture if not used by a certain later date), then, in lieu of a credit to Buyer, Seller and Buyer shall, at Seller’s option, enter into an escrow agreement at Closing, reasonably acceptable in form and substance to all parties, whereby the Title Company will hold the applicable funds for release to Buyer or Seller upon final determination of the entitlement of such reimbursement. Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against any and all claims for such Buyer Lease Expenses which remain unpaid for any reason at the time of Closing, which obligations of Buyer shall survive the Closing and shall not be merged therein. Each party shall make available to the other all records, bills, vouchers and other data in such party’s control verifying Seller Lease Expenses and Buyer Lease Expenses and the payment thereof.

Section 8.3    Lease Enforcement.  Subject to the provisions of Section 8.1 above, prior to the Closing Date, Seller shall have the right, but not the obligation (except to the extent that Seller’s failure to act shall constitute a waiver of such rights or remedies), to enforce the rights and remedies of the landlord under any Pre-Effective Date Lease or New Lease, by summary proceedings or otherwise (including, without limitation, the right to remove any tenant), and to apply all or any portion of any Tenant Deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by Tenants.  If Seller undertakes any actions under this Section 8.3, Seller shall provide prompt written notice of the same to Buyer.  In addition, if the Tenant that is the subject of any action with respect to a default under its Lease undertaken by Seller under this Section 8.3 previously delivered a Tenant Estoppel Certificate, such Tenant Estoppel Certificate shall be disregarded in determining whether the Estoppel Condition has been satisfied, unless the Tenant subsequently delivers an updated Tenant Estoppel Certificate that takes into account the effect of any actions taken by Seller under this Section 8.3.

Section 8.4    Certain Interim Operating Covenants.  Seller covenants to Buyer that it will, from the Effective Date until Closing:  (a) continue to operate and manage the Improvements in the ordinary course of its business and substantially in accordance with present practice, subject to ordinary wear and tear and further subject to Section 10.2; (b) maintain fire and extended coverage insurance on the Property which is at least equivalent in all material respects to the insurance policies covering the Land and the Improvements as of the Effective Date; (c) not enter into any new contract for the provision of goods or services to or with respect to the Property or renew, extend, modify or replace any of the Contracts other than in the ordinary course of business and only if such contract is terminable as of the Closing Date without payment of any fees or penalty or unless Buyer consents thereto in writing, which approval shall not be unreasonably withheld, delayed or conditioned; or (d) after the expiration of the Due Diligence Period until Closing, not record or cause to be recorded against the Property any easements, licenses, liens or other encumbrances, unless Buyer consents thereto in writing, which approval may be given, withheld, delayed or conditioned in Buyer’s sole and absolute discretion.  In addition, Seller shall terminate any management agreement with the Property Manager and any Commission Agreements with respect to the Property effective as of the Closing Date and pay any and all costs and expenses of termination thereof, provided, however, Seller shall not be required to terminate any Commission Agreements to the extent Buyer will ultimately be responsible for such applicable Commissions.  Seller will not alter or amend in any way which would be binding on Buyer or the Property after Closing, the zoning or any other material governmental approval or permit affecting the Property.

Section 8.5    HVAC Equipment.  Prior to Closing, at Seller’s sole cost and expense, Seller shall cause to be completed and shall oversee and direct (i) the installation and calibration of a new cooling tower for each building on the Property and (ii) the removal of any old or temporary cooling tower equipment from the Property, each by qualified professionals in a workmanlike manner (collectively, the “HVAC Work”).  Seller shall use commercially reasonable efforts to diligently cause such HVAC Work to be completed prior to the Closing Date.  If Seller fails to complete the HVAC Work such that the new cooling towers are not fully functional for their intended use by the Closing Date, then Seller and Buyer will, at Closing, enter into an escrow holdback agreement (the “Holdback Agreement”) pursuant to which Seller deposits with Escrow

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Agent from the Purchase Price payable at Closing an amount equal to $600,000.00 (the “HVAC Holdback”).  The Holdback Agreement shall provide that (i) Escrow Agent shall release such HVAC Holdback to Seller when all HVAC Work has been completed such that the new cooling towers are fully functional, provided that such completion occurs within one hundred and twenty (120) days of the Closing Date and (ii) Escrow Agent shall release such HVAC Holdback to Buyer if such HVAC Work has not been completed such that the new cooling towers are fully functional (through no fault of Buyer) within one hundred twenty (120) days of the Closing Date. In the event there is a disagreement between Seller and Buyer as to completion of the HVAC Work, Seller and Buyer shall engage a mutually acceptable third party consultant to inspect and provide a final determination as to the matter in question, which determination shall be binding for purposes of this paragraph.  In the event such third party consultant determines in favor of Seller, then Buyer shall be responsible for the cost of such consultant.  If such consultant determines in favor of Buyer, then Seller shall be responsible for the cost of such consultant.  At Closing, Seller shall assign to Buyer all of Seller’s right, title and interest in and to all warranties and guaranties relating to the HVAC Work (the “HVAC Warranty”) to the extent such warranties or guaranties are assignable, and Seller shall have notified such third party contractor of same (or shall have obtained consent to such assignment, to the extent required).

Article IX

CLOSING AND CONDITIONS

Section 9.1    Escrow Instructions.  Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Escrow Agent, and this Agreement shall serve as escrow instructions to the Escrow Agent as the escrow holder for consummation of the purchase and sale contemplated hereby.  Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Escrow Agent to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

Section 9.2    Closing.  The closing hereunder (“Closing”) shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made through escrow at Escrow Agent’s office on the Closing Date.  No later than 12:00 p.m. Central Time on the Closing Date, Buyer shall deposit in escrow with the Escrow Agent the Purchase Price (subject to adjustments described in Section 9.5), together with all other costs and amounts to be paid by Buyer at the Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Escrow Agent.  No later than 1:00 p.m. Central Time on the Closing Date, (a) Buyer will direct the Escrow Agent to (i) pay to Seller by Federal Reserve wire transfer of immediately available funds to an account designated by Seller, the Purchase Price (subject to adjustments described in Section 9.5), less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and (ii) pay all appropriate payees the other costs and amounts to be paid by Buyer at Closing pursuant to the terms of this Agreement and (b) Seller will direct the Escrow Agent to pay to the appropriate payees out of the proceeds of Closing payable to Seller, all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement.  Buyer and Seller agree that they may, at Seller’s election, elect to use a “New York” or “gap” style Closing, whereby the transaction closes and funds are disbursed upon receipt by Escrow Agent of all required documents and funds, and the recordable documents may be recorded after such Closing.

Section 9.3    Seller’s Closing Documents and Other Items.  At or before Closing, Seller shall deposit into escrow the following items (the “Seller Closing Deliveries”):

(a)    A duly executed and acknowledged Special Warranty Deed for the Property in the form attached hereto as Exhibit “D” (the “Deed”);

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(b)    Two (2) duly executed counterparts of a Bill of Sale for the Property in the form attached hereto as Exhibit “E” (the “Bill of Sale”);

(c)    Two (2) duly executed counterparts of an Assignment and Assumption of Leases for the Property in the form attached hereto as Exhibit “F” (the “Assignment and Assumption of Leases”);

(d)    Two (2) duly executed counterparts of an Assignment and Assumption of Contracts, Warranties and Guaranties, and Other Intangible Property for the Property in the form attached hereto as Exhibit “G” (the “Assignment and Assumption of Contracts”);

(e)    An affidavit pursuant to Section 1445(b)(2) of the Code in the form attached hereto as Exhibit “J”, and on which Buyer is entitled to rely, that Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code;

(f)    Two (2) duly executed counterparts of the Holdback Agreement, only if required pursuant to the terms of Section 8.5 hereof;

(g)    A rent roll for the Property dated not more than three (3) business days prior to the Closing Date, certified by a duly authorized representative of Seller as the rent roll that is used by the Seller in the ordinary course of business for purposes of managing the Property and reporting to its investors and lenders;

(h)    Notices to each Tenant of the Property, signed by Seller that shall disclose that the Property has been sold to Buyer, that Buyer has received any Tenant Deposit and assumed liability therefor, and that, after the Closing, all Rents should be paid to Buyer or Buyer’s designee (the “Tenant Notice Letters”);

(i)    Seller shall deliver to Buyer a set of keys to the Property on the Closing Date.  Location of any of the items referred to in this subsection at the Property on the Closing Date shall be deemed to be delivery to Buyer;

(j)    An owner’s affidavit in the form attached hereto as Exhibit “K”; and

(k)    Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the purchase of the Property as contemplated by this Agreement.

Section 9.4    Buyer’s Closing Documents and Other Items.  At or before Closing, Buyer shall deposit into escrow the following items (collectively, the “Buyer Closing Deliveries”):

(a)    The balance of the Purchase Price and such additional funds as are necessary to close this transaction;

(b)    Two (2) duly executed counterparts of the Bill of Sale for the Property;

(c)    Two (2) duly executed counterparts of the Assignment and Assumption of Leases for the Property;

(d)    Two (2) duly executed counterparts of the Assignment and Assumption of Contracts for the Property;

(e)    Two (2) duly executed counterparts of the Holdback Agreement, only if required pursuant to the terms of Section 8.5 hereof;

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(f)    Documentation to establish to Title Company’s reasonable satisfaction the due authority of Buyer’s acquisition of the Property and Buyer’s delivery of the documents required to be delivered by Buyer pursuant to this Agreement (including, but not limited to, the organizational documents of Buyer, as they may have been amended from time to time, resolutions of Buyer and incumbency certificates of Buyer);

(g)    Copies of duly executed counterparts of the Tenant Notice Letters; and

(h)    Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the purchase of the Property as contemplated by this Agreement.

Section 9.5    Prorations and Closing Costs.

(a)    Seller and Buyer agree to adjust, as of 11:59 p.m. on the day before the Closing Date, the following (collectively, the “Proration Items”):  real estate and personal property taxes and assessments (subject to the terms of Section 9.5(d) below), utility bills (except as hereinafter provided), collected Rents (subject to the terms of Section 9.5(b) below) and Operating Expenses (subject to the terms of Section 9.5(c) below) payable by the owner of the Property.  Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Closing Date, and Buyer will be charged and credited for all of the Proration Items relating to the period from and after the Closing Date. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Buyer for Buyer’s approval prior to the Closing Date (the “Closing Statement”).  The Closing Statement, once agreed upon, shall be delivered to the Escrow Agent for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below.  The preliminary proration shall be paid at Closing by Buyer to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Buyer (if the preliminary prorations result in a net credit to Buyer) by increasing or reducing the cash to be delivered by Buyer in payment of the Purchase Price at the Closing.  If the actual amounts of the Proration Items are not known as of the Closing Date, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received (not to exceed one hundred twenty (120) days after Closing), re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Buyer.  No prorations will be made in relation to insurance premiums, and Seller’s insurance policies will not be assigned to Buyer.  Final readings and final billings for utilities will be made if possible as of the Closing Date, in which event no proration will be made at Closing with respect to utility bills.  If a final reading and billing cannot be made for a utility as of the Closing Date, utilities will be prorated based on the estimated daily usage for the billing period in which the Closing occurs and Buyer shall assume such utilities but Seller will be entitled to all deposits presently in effect with the utility providers, and Buyer will be obligated to make its own arrangements for deposits with the utility providers.  The provisions of this Section 9.5(a) will survive the Closing for twelve (12) months.

(b)    Buyer will receive a credit on the Closing Statement for the prorated amount (as of 11:59 p.m. on the day before the Closing Date) of all Rents previously paid to or collected by Seller and attributable to any period following Closing (which Rents will be retained by Seller).  Rents are “Delinquent Rents” when they were due prior to the Closing Date, and payment thereof has not been made on or before the Closing Date.  Delinquent Rents will not be prorated.  All sums collected by Buyer from and after Closing from each Tenant will be applied first to Rents owed by such Tenant for periods from and after the Closing, then to amounts owed by such Tenant to Seller for periods prior to the Closing Date, which amounts shall be promptly remitted to Seller by Buyer.  Buyer shall not have an exclusive right to collect any sums due Seller from Tenants under the Leases and Seller hereby retains the right to pursue any Tenant under the Leases for any sums due such Seller for periods attributable to such Seller’s ownership of the Property, including by commencing or pursuing legal proceedings against such Tenant; provided, however, Seller shall not be permitted to commence or pursue

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eviction proceedings against any Tenant or pursue a termination of such Tenant’s Lease; provided, further, Buyer shall invoice Tenants for Delinquent Rents and shall use commercially reasonable efforts to collect such amounts for a period of at least six (6) months, but such commercially reasonable efforts shall not require Buyer to commence legal proceedings against such Tenants.  The provisions of this Section 9.5(b) will survive the Closing for twelve (12) months.

(c)    All Additional Rents (as defined below) which have been received in respect to the month in which the Closing Date occurs (the “Current Month”) shall be prorated as of the Closing Date.  Such Additional Rents for the Current Month which have been received as of the Closing Date shall be prorated on a per diem basis based upon the number of days in the Current Month prior to, but not including, the Closing Date (which shall be allocated to Seller) and the number of days in the Current Month from and after the Closing Date (which shall be allocated to Buyer).  Buyer shall be solely responsible, after the Closing Date, for collecting unpaid Additional Rents.  Additional Rents for calendar year 2021 are paid on an estimated basis in monthly installments.  After Closing, but no later than March 31, 2022, Buyer shall cause to be prepared and delivered to Seller a reconciliation (“Additional Rents Reconciliation”) of (i) actual operating and similar expense of the Property upon which Additional Rents are based (“Additional Rent Expenses”) for the period commencing on January 1, 2021 and ending on December 31, 2021 (“Additional Rents Reconciliation Period”); (ii) Additional Rents collected by Seller for that portion of the Additional Rents Reconciliation Period prior to the Current Month and Additional Rents payable for the Current Month; and (iii) Additional Rents collected by Buyer for that portion of the Additional Rents Reconciliation Period after the Current Month.  Seller and Buyer shall work in good faith to agree on the Additional Rents Reconciliation within thirty (30) days of delivery by Buyer.  Seller shall remit to Buyer any amount shown to be owed by Seller to the Tenants of the Property under the Additional Rents Reconciliation, and Buyer shall remit to Seller any amounts shown to be owed to Seller by Tenants of the Property under the Additional Rents Reconciliation.  For purposes of this Section 9.5(c), “Additional Rents” shall mean any and all amounts due from Tenants for Operating Expenses and any other Tenant charges other than Rents.

(d)    All ad valorem real estate and personal property taxes with respect to the Property (to the extent not prorated in (c) above) shall be prorated as of 11:59 p.m. on the day before the Closing Date on a cash basis for the calendar year in which the Closing occurs, regardless of the year for which such taxes are assessed.  In the event that tax appeal proceedings for taxes dues for the fiscal year in which the Closing occurs are pending at Closing, Seller shall not settle any such proceeding that will be binding on Buyer without Buyer’s consent, which consent shall not be unreasonably withheld.  If Seller has not filed a notice of appeal for taxes dues or tax assessments for the fiscal year in which the Closing occurs prior to Closing, Buyer shall be entitled to file such notice if the notice is required to be filed prior to Closing in order to preserve the right to appeal taxes or tax assessments.

(e)    Buyer shall receive a credit against Purchase Price at Closing for all Tenant Deposits in the form of cash then outstanding under the Leases which are in Seller’s possession and have not been properly applied to delinquent rents or other amounts pursuant to the terms of the applicable Lease, and for all Rents made in advance (to the extent not prorated as set forth in Section 9.5(b) above).

(f)    Buyer shall receive a credit against the Purchase Price at Closing for all payments due or owing under any Contracts that Buyer has not elected to require to be terminated pursuant to Section 3.9 for periods prior to the Closing Date, which amounts shall be prorated as of 11:59 p.m. on the day before the Closing Date.  If Seller has paid any amounts under any Contracts that Buyer has not elected to require to be terminated pursuant to Section 3.9 for periods after 11:59 p.m. on the day before the Closing Date, Buyer shall pay such amounts to Seller at Closing in addition to the Purchase Price.

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(g)    Seller shall receive a credit for any and all Buyer Lease Expenses as set forth in Section 8.2 of this Agreement, to the extent that the same have been paid by Seller prior to Closing. Buyer shall receive a credit for any and all Seller Lease Expenses as set forth in Section 8.2 of this Agreement, to the extent the same remain unpaid as of Closing. Each party shall make available to the other all records, bills, vouchers and other data in such party’s control verifying Buyer Lease Expenses and Seller Lease Expenses and the payment thereof.

(h)    Seller shall pay at Closing: (i) one-half of the Escrow Agent’s escrow fee, (ii) the premium for the standard coverage portion of the Title Policy, (iii) recording fees in connection with any reconveyance requested hereby, (iv) any additional costs and charges customarily charged to sellers in accordance with common escrow practices in the county in which the Property is located, other than those costs and charges specifically required to be paid by Buyer hereunder, (v) a commission equal to 1.6% of the Purchase Price to Buyer’s Broker (the “Broker Commission”) and all fees of Seller’s Broker, and (vi) one-half of any costs of updating the Existing Survey of the Property or otherwise conforming the Existing Survey to the requirements for issuance of such Title Policy or for any new survey that may be required for issuance of such Title Policy.  Buyer shall pay at Closing: (i) one-half of the Escrow Agent’s escrow fee, (ii) the premium for the ALTA “extended coverage” portion of the Title Policy and the costs of any endorsements Buyer may require in accordance with Section 4.3, (iii) the recording fees and any costs related to Buyer’s financing, including any mortgage or intangibles tax (if applicable), (iv) all state, county and local transfer taxes in connection with the recording of the Deed, (v) any sales/use taxes on the Personal Property (if applicable), (vi) any additional costs and charges customarily charged to buyers in accordance with common escrow practices in the county in which the Property is located, other than those costs and charges specifically required to be paid by Seller hereunder, and (vii) one-half of any costs of updating the Existing Survey of the Property or otherwise conforming the Existing Survey to the requirements for issuance of such Title Policy or for any new survey that may be required for issuance of such Title Policy.

Section 9.6    Brokers.  Buyer hereby represents and warrants to Seller that it did not employ or use any broker or finder to arrange or bring about this transaction, other than Colliers International Austin, LLC (“Buyer’s Broker”), and that there are no claims or rights for brokerage commissions or finder’s fees in connection with the transactions contemplated by this Agreement as a result of any agreement entered into by Buyer, other than the Broker Commission.  Seller hereby represents and warrants to Buyer that it did not employ or use any broker or finder to arrange or bring about this transaction, other than Aquila Commercial, LLC (“Seller’s Broker”), and that there are no claims or rights for brokerage commissions or finder’s fees in connection with the transactions contemplated by this Agreement as a result of any agreement entered into by Seller, other than with respect to Seller’s Broker.  If Buyer’s Broker or any person brings a claim for a commission or finder’s fee (other than the Broker Commission) based upon any contact, dealings, or communication with Buyer in connection with the transactions contemplated by this Agreement, then Buyer shall defend Seller from such claim, and shall indemnify Seller and hold Seller harmless from any and all costs, damages, claims, liabilities, or expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Seller with respect to the claim.  If Seller’s Broker or any person brings a claim for a commission or finder’s fee based upon any contact, dealings, or communication with Seller in connection with the transactions contemplated by this Agreement, then Seller shall defend Buyer from such claim, and shall indemnify Buyer and hold Buyer harmless from any and all costs, damages, claims, liabilities, or expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Buyer with respect to the claim.  The provisions of this Section 9.6 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement, and shall not be subject to the Survival Period set forth in Section 6.2.

Section 9.7    Expenses.  Except as provided in Sections 9.5, 9.6 and 10.9, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including,

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without limitation in the case of Buyer, all third-party engineering and environmental review costs, all other Due Diligence costs, and all legal, accounting and consultant fees.

Section 9.8    Conditions to Buyer’s Obligation to Close.  Buyer’s obligation to close the transaction contemplated under this Agreement is subject to the satisfaction at or prior to Closing of the following conditions precedent (collectively, the “Buyer Closing Conditions”):

(a)    Seller shall have delivered or caused to be delivered to Buyer all of the Seller Closing Deliveries set forth in Section 9.3.

(b)    The Title Company shall be irrevocably committed (subject to payment of the premium therefor) to issue to Buyer at Closing the Title Policy, subject only to the Permitted Exceptions.

(c)    The Estoppel Condition shall have been satisfied.

(d)    All covenants, and agreements of Seller contained herein that are contemplated to have been performed prior to Closing shall have been performed in all material respects as of the Closing Date.

(e)    All of the representations and warranties of Seller contained herein shall be true and correct in all material respects as of the Closing Date as if remade on the Closing Date, except for (1) any representations or warranties which are expressly made as of an earlier date, (2) any material modifications to Seller’s representations and warranties in Section 6.1(d), 6.1(e), 6.1(f), or 6.1(i) in a bring-down certificate to the extent the same are rendered untrue by changes, following the Effective Date, in factual circumstances that are not the result of a breach of this Agreement by Seller, or (3) any material modifications to Seller’s representations and warranties in this Agreement to the extent the underlying inaccuracy was known to Buyer (from any source, including, without limitation, any Due Diligence Items provided to Buyer at least three (3) business days prior to the expiration of the Due Diligence Period, Buyer’s Reports, Tenant Estoppel Certificates or other tenant estoppel certificates, as a result of Buyer’s Due Diligence or as a result of written disclosure by Seller or Seller’s agents, representatives and/or employees provided to Buyer at least three (3) business days prior to the expiration of the Due Diligence Period) prior to the expiration of the Due Diligence Period (the items set forth in clauses (1) and (2), the “Permitted Bring-Down Modifications”).  For the purposes of this Section 9.8(e), Buyer shall be deemed to have actual knowledge of all written information, matters and circumstances set forth, described or otherwise referenced in any of the written files, documents, materials, analyses, studies, tests or reports disclosed or made available by Seller to Buyer at least three (3) business days prior to the expiration of the Due Diligence Period or obtained by or on behalf of Buyer with respect to the Property prior to the expiration of the Due Diligence Period.

The Buyer Closing Conditions are for the benefit of Buyer only, and if, as of the Closing Date, the Buyer Closing Conditions shall not be satisfied, the same shall not be deemed a breach or default by Seller hereunder (unless such failure of a closing condition is caused by a breach or default of Seller as otherwise provided for in this Agreement (e.g., Seller’s failure to deliver closing documents, as and when required, is a breach and default under Section 9.3 hereunder)) and Buyer may either elect to (i) waive any of the Buyer Closing Conditions and close on the purchase of the Property or (ii) terminate this Agreement; provided, however, that any such termination shall not relieve either party hereto of any obligations that expressly survive the termination of this Agreement, nor for any liability either party may have under the terms and provisions of this Agreement for its wrongful failure to close.  If Buyer elects to terminate this Agreement pursuant to this Section 9.8 because a Buyer Closing Condition is not satisfied as of the Closing Date, Buyer shall be entitled to receive the return of the Deposit, provided that Seller shall have the opportunity to extend the Closing Date for five (5) business days to satisfy any outstanding Buyer Closing Condition (except that Seller’s right to extend the Closing Date for a five (5) business day period shall not apply to any failure by Seller to timely deliver the Seller Closing Deliveries into Escrow pursuant to Section 9.3, and the five (5) business day extension period

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shall run concurrently with the five (5) business day period provided in Section 3.7 during which Seller may postpone the Closing Date to allow additional time to satisfy the Estoppel Condition).

Section 9.9    Conditions to Seller’s Obligation to Close.  In addition to all other conditions set forth in this Agreement, Seller’s obligation to close the transactions contemplated under this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (collectively, the “Seller Closing Conditions”):

(a)    Buyer shall have delivered the balance of the Purchase Price and such additional funds as required pursuant to this Agreement to close this transaction.

(b)    Buyer shall have delivered or caused to be delivered to Seller all of the Buyer Closing Deliveries set forth in Section 9.4.

(c)    All of the representations, warranties, covenants, and agreements of Buyer contained herein shall be true and correct and/or shall have been performed, as the case may be, in all material respects.

The Seller Closing Conditions are for the benefit of Seller only, and if, as of the Closing Date, the Seller Closing Conditions shall not be satisfied (as and when required pursuant to the terms hereof), the same shall not be deemed a breach or default by Buyer hereunder (unless such failure of a closing condition arises out of or is caused by a breach or default of Buyer as otherwise provided for in this Agreement (e.g., Buyer’s failure to deliver closing documents, as and when required, is a breach and default under Section 9.4 hereunder)) and Seller may either (i) elect to waive any of the Seller Closing Conditions and close on the sale of the Property or (ii) terminate this Agreement; provided, however, that any such termination shall not relieve either party hereto of any obligations that expressly survive the termination of this Agreement, nor for any liability either party may have under the terms and provisions of this Agreement for its wrongful failure to close.

Article X

MISCELLANEOUS

Section 10.1    Amendment and Modification.  Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by Buyer and Seller.

Section 10.2    Risk of Loss and Insurance Proceeds.

(a)    Minor Loss.  Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that:  (a) the cost to repair any such damage or destruction, or the diminution in the value of the remaining Property as a result of a partial condemnation, equals $1,500,000.00 or less, (b) such damage or destruction is fully insured, or Seller, having no obligation to do so, elects to credit Buyer for the amount of such uninsured loss, (c) with respect to a condemnation, the condemnation is not a Material Condemnation (defined below), and (d) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to (i) the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus (ii) the amount of any insurance deductible, plus (iii) if there is any uninsured loss and Seller elects pursuant to clause (b) above to provide a credit for the uninsured loss, the amount of the uninsured loss, less (iv) any sums expended by Seller toward the restoration or repair of the Property or in collecting such insurance proceeds or condemnation awards.  If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended prior to the Closing to repair or restore the Property or to collect any such proceeds or

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awards.  For purposes of this Section 10.2, the term “Material Condemnation” means a condemnation that results in (i) any material change in access to the Property, (ii) any taking of any vertical Improvements located on the Property, (iii) any taking of any parking spaces at the Property, or (iv) the Property failing to comply with applicable zoning codes.

(b)    Major Loss.  If the amount of the damage or destruction or condemnation as specified above exceeds $1,500,000.00, results in a Material Condemnation, or is uninsured and Seller in its sole discretion elects not to credit Buyer for the amount of such uninsured loss, Seller having no obligation to do so, then Buyer may at its option, to be exercised by written notice to Seller within ten (10) business days of Seller’s notice of the occurrence of the damage or destruction or the commencement of condemnation proceedings, terminate this Agreement.  Buyer’s failure to elect to terminate this Agreement within said ten (10) business day period shall be deemed an election by Buyer to consummate this purchase and sale transaction.  If applicable, the Closing Date shall be extended so as to allow Buyer the entire ten (10) business day period to make its election under this Section 10.2(b).  If Buyer elects to terminate this Agreement within such ten (10) business day period, the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except as provided in Sections 3.4, 3.5, 3.6, 9.6, 10.9 and 10.11.  If Buyer elects or is deemed to have elected to proceed with the purchase, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property or in collecting such insurance proceeds or condemnation awards.  If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended prior to the Closing to repair or restore the Property or to collect any such proceeds or awards.

Section 10.3    Notices.  All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

If to Seller:                  DWF IV Lakewood, LP
c/o DivcoWest Real Estate Services, LLC
301 Howard Street, Suite 2100
San Francisco, California 94105
Attention:  [***]

E-mail: [***]

with Copies to:           Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
Attn:  [***]

E-Mail: [***]

If to Buyer:                 Cassava Sciences, Inc.

7801 N. Capital of Texas Highway, Suite 260

Austin, Texas 78731

Attention:  Remi Barbier

E-Mail: [***]

with Copies to:            Locke Lord LLP
600 Congress Avenue, Suite 2200
Austin, Texas 78701

                                    Attention:  [***]

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E-Mail: [***]

If to Escrow Agent:    Heritage Title Company
401 Congress Ave, Suite 1500
Austin, TX, 78701

Attention: [***]

Email: [***]

Any such notices may be sent by (a) certified mail, return receipt requested, in which case notice shall be deemed delivered five (5) business days after deposit, postage prepaid in the U.S. mail, (b) a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) business day after deposit with such courier or (c) electronic mail, if hard copy notices are sent promptly thereafter by the methods provided in clause (a) or (b) above, in which case notice shall be deemed delivered upon sending; (d), no hard copy notices shall be required.  The above addresses and e-mail addresses may be changed by written notice to the other party; provided that no notice of a change of address or e-mail address shall be effective until actual receipt of such notice.  Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.  Counsel for a party may give notice or demand on behalf of such party, and such notice or demand shall be treated as being sent by such party.

Section 10.4    Assignment.

(a)    Except as expressly provided below in this Section 10.4(a), Buyer shall not have the right to assign this Agreement, without the prior written consent of Seller, in Seller’s sole and absolute discretion.  This Agreement will be binding upon and inure to the benefit of Seller and Buyer and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof.  Whenever a reference is made in this Agreement to Seller or Buyer, such reference will include the successors and permitted assigns of such party under this Agreement.  Notwithstanding the foregoing, Buyer may assign this Agreement to an entity that is, directly or indirectly, controlled by or under common control with Buyer or an affiliate of Buyer without the prior written consent of Seller, if (i) Buyer provides written notice of such assignment as least five (5) business days prior to Closing, (ii) the originally named Buyer and the assignee shall remain jointly and severally liable under this Agreement, and (iii) the assignee is subject to the same covenants, representations and warranties made by Buyer herein, including, without limitation, those relating to compliance with OFAC and the Patriot Act.

(b)    For purposes of this Section 10.4, the term “control” shall have the meaning given to that term in the definition of Affiliate.

Section 10.5    Governing Law and Consent to Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, AND ALL OBLIGATIONS OF THE PARTIES CREATED HEREUNDER ARE PERFORMABLE IN TRAVIS COUNTY, TEXAS, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.  ANY ACTION ARISING OUT OF THIS AGREEMENT MUST BE COMMENCED BY BUYER OR SELLER IN THE STATE COURTS OF THE STATE OF TEXAS OR IN U.S. FEDERAL COURT FOR THE WESTERN DISTRICT OF TEXAS AND EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF THE ABOVE COURTS IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF TEXAS.   BUYER AND SELLER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH

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VENUE AS BEING AN INCONVENIENT FORUM.  ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO THE PARTIES AT THEIR RESPECTIVE ADDRESS DESCRIBED IN SECTION 10.3 HEREOF.

Section 10.6    Counterparts.  This Agreement may be executed in two (2) or more fully or partially executed counterparts, including by .pdf, DocuSign, or other electronic format, each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

Section 10.7    Entire Agreement.  This Agreement and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein.  There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in such documents.  This Agreement and such documents supersede all prior agreements and understandings among the parties with respect to the subject matter hereof.

Section 10.8    Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement.

Section 10.9    Attorney Fees.  If any action is brought (including but not limited to any alternative dispute resolution) by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing party will be entitled to reasonable attorney fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom; it being understood and agreed that the determination of the prevailing party shall be included in the matters which are the subject of such action or suit.  The provisions of this Section 10.9 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

Section 10.10    Payment of Fees and Expenses.  Except as provide in Section 10.9, each party to this Agreement will be responsible for, and will pay, all of its own fees and expenses, including those of its counsel and accountants, incurred in the negotiation, preparation, and consummation of this Agreement and the transaction contemplated hereunder.

Section 10.11    Confidential Information.  The parties acknowledge that the transaction described herein (including the specific terms hereof) is of a confidential nature and, prior to Closing, shall not be disclosed except to Permitted Outside Parties and except with respect to such matters that (a) are of public record, (b) are available to Buyer or the Permitted Outside Parties on a non-confidential basis prior to disclosure to Buyer by Seller, or (c) become available to Buyer or any Permitted Outside Party on a non-confidential basis from a source other than Seller or its representatives, provided that, to Buyer’s actual knowledge, such source was not itself bound by an obligation of confidentiality owed to Seller, or (d) are independently developed by Buyer or any employee or agent of Buyer who did not have access to the confidential information; provided, however, Buyer and Seller may disclose such information to (a) any Permitted Outside Party and the direct and indirect legal and beneficial owners thereof; (b) third parties as required under applicable law, rule or regulation applicable to Buyer or any Permitted Outside Party or in connection with a dispute hereunder and (c) the principals of Buyer’s Broker, Escrow Agent, the Title Company and such other persons whose assistance is required in carrying out the terms of this Agreement.  In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party.  Each party shall treat such information as confidential, preserve the confidentiality thereof, and not duplicate or use such information, except to

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Permitted Outside Parties in connection with the transactions contemplated hereby, and except as set forth above.  In the event of the termination of this Agreement for any reason whatsoever, Buyer shall (i) return to Seller or destroy all documents, work papers, engineering and environmental studies and reports and all other materials obtained from Seller in connection with the transactions contemplated hereby and (ii) destroy copies of any other confidential information in connection with the transactions contemplated hereby, and each party shall use commercially reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information.  The provisions of this Section 10.11 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement and shall not be subject to the Survival Period set forth in Section 6.2.

Section 10.12    No Joint Venture.  Nothing set forth in this Agreement shall be construed to create a joint venture between Buyer and Seller.

Section 10.13    Waiver of Jury Trial.  Each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (each, an “Action”) (a) arising out of this Agreement, including any present or future amendment thereof or (b) in any way connected with or related or incidental to the dealings of the parties or any of them with respect to this Agreement (as hereafter amended) or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether such Action is now existing or hereafter arising, and whether sounding in contract or tort or otherwise and regardless of which party asserts such Action; and each party hereby agrees and consents that any such Action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this section with any court as written evidence of the consent of the parties to the waiver of any right they might otherwise have to trial by jury.

Section 10.14    Limited Liability.  Notwithstanding anything to the contrary contained herein, no constituent partner, shareholder or member in or agent of Seller or Buyer, nor any advisor, trustee, director, officer, member, partner, employee, beneficiary, shareholder, participant, representative or agent of any entity that is or becomes a constituent partner, shareholder or member in Seller or Buyer or an agent of Seller of Buyer (including, without limitation, Seller’s property management company) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and Seller, as applicable, and their respective successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s or Buyer’s assets, as applicable, for the payment of any claim or for any performance, and Seller and Buyer, each on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.  This Section 10.14 shall survive the Closing without limitation.

Section 10.15    Time of Essence.  Time is of the essence with respect to each of the terms of this Agreement.

Section 10.16    Time Periods.  As used in this Agreement, “business day” means any day other than Saturday, Sunday, any day that is a legal holiday in the State of Texas or New York, or any other day on which banking institutions in Texas or New York are authorized to close.  Any reference in this Agreement to a specific time shall refer to Central Time.  Should the last day of a time period calculated hereunder fall on a weekend or legal holiday, the period shall be deemed to end on the next business day thereafter.

Section 10.17    No Waiver.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, nor shall a waiver in any instance constitute a waiver in any subsequent instance.  No waiver shall be binding unless executed in writing by the party making the waiver.

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Section 10.18    Not an Offer.  The preparation or distribution of drafts hereof by one party to the other shall not be deemed to constitute an offer and this Agreement shall only become binding and enforceable upon execution hereof by both parties.

Section 10.19    No Third Party Beneficiaries.  Nothing in this Agreement is intended to benefit any third party, or create any third party beneficiary.

Section 10.20    Prohibition Against Recording.  Buyer hereby knowingly and unconditionally waives: (a) any and all of Buyer’s lien rights of any type or nature against the Property or Seller; and (b) the right to file a lis pendens in any legal action that may arise out of this Agreement, except in connection with an action for specific performance. Neither this Agreement, nor any notice, memorandum or affidavit describing, referring to or identifying this Agreement, in any manner, will be recorded in any public records.   Should Buyer or any person under the direction and/or control of Buyer record any document in any public records in violation of the preceding sentence, Buyer will be deemed to have breached the provisions of the preceding sentence, such breach will constitute a default by Buyer under this Agreement, and Seller may immediately terminate this Agreement, retain the Deposit as liquidated damages pursuant to Section 5.2, and the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement.

Section 10.21    Tax-Deferred Exchange.  Either party may consummate the purchase or sale (as applicable) of the Property as part of a so-called like kind exchange, including, without limitation, a so-called reverse exchange (an “Exchange”), pursuant to the Code, provided that:  (a) the Closing shall not be delayed or affected by reason of the Exchange, nor shall the consummation or accomplishment of an Exchange be a condition precedent or condition subsequent to the exchanging party’s obligations under this Agreement, (b) the exchanging party shall effect its Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary, (c) neither party shall be required to take an assignment of the purchase agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating an Exchange desired by the other party, and (d) the exchanging party shall pay any additional costs that would not otherwise have been incurred by the non-exchanging party had the exchanging party not consummated the transaction through an Exchange.  Neither party shall by this Agreement or acquiescence to an Exchange desired by the other party have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the exchanging party that its Exchange in fact complies with Section 1031 of the Code.  Subject to the foregoing, however, the parties shall reasonably cooperate with each other to permit the other to structure the purchase or sale as an Exchange.

Section 10.22    Disclosures.  The following statutory disclosures are hereby made to the Buyer:

(a)    The Real Property may be subject to deed restrictions which may be enforced by a municipality, and, if applicable, the Buyer and the Seller will sign and acknowledge at the Closing the notice documents in conformity with Texas Local Government Code Article 212.151 through 212.155;

(b)    If the Real Property is situated within a utility district or flood control district subject to the provisions of Section 49.452 of the Texas Water Code, then Seller shall give Buyer as part of the Due Diligence Items during the Due Diligence Period the required written notice and Buyer agrees to acknowledge receipt of the notice in writing.  The notice must set forth the current tax rate, the current bonded indebtedness, and the authorized indebtedness of the district, and must comply with all other applicable requirements of the Texas Water Code.

(Remainder of page left blank; signatures commence on following page.)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:

DWF IV LAKEWOOD, LP,

a Delaware limited partnership

By: DWF IV lakewood GP, LLC,

a Delaware limited liability company,

its General Partner

By:    /s/ Steve Novick
Name:    Steve Novick
Title:    Authorized Signatory

[Signature Page to Agreement of Sale and Purchase]

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BUYER:

CASSAVA SCIENCES, INC.,

a Delaware corporation

By:  /s/ Remi Barbier

Name:  Remi Barbier

Title:  President & CEO

          July 2, 2021

    [Signature Page to Agreement of Sale and Purchase]

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ESCROW AGENT:

The Escrow Agent is executing this Agreement to evidence its agreement to hold the Deposit and act as escrow agent in accordance with the terms and conditions of this Agreement.

Heritage Title Company

By:  /s/ Debbie Lopez

Name:  DeeDee King

Title:  Vice President

    [Signature Page to Agreement of Sale and Purchase]

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EXHIBIT “A”

Description of Land

Lot 1, LAKEWOOD OFFICE PARK, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 87, Page(s) 43C of the Plat Records of Travis County, Texas.

A-1

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EXHIBIT “B”

Disclosure Items

None.

B-1

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EXHIBIT “C”

List of Contracts

Vendor	Scope
[***]	Weekly property recycling service
[***]	Elevator phone monitoring equipment servicing
[***]	Building sound system – service/leased equipment
[***]	Property janitorial services
[***]	Building fire monitoring panel
[***]	HVAC air filter service
[***]	HVAC systems servicing (quarterly)
[***]	Roof inspections
[***]	Interior landscaping
[***]	Elevator servicing
[***]	Exterior landscapes
[***]	Trash removal

C-1

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EXHIBIT “D”

Form of Deed

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

STATE OF TEXAS    §

    §

COUNTY OF     §

[____________], a [___________] (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, by these presents does hereby Grant, Bargain, Sell, and Convey, unto [_________], a [_________] (“Grantee”), having an address at [________________________], for itself and its successors and assigns (i) all that real property situated in the County of [________], State of Texas, and more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, and (ii) together with all improvements now or hereafter situated thereon, and Grantor’s interest as lessor or landlord in all space leases or occupancy agreements covering all or any portion of such real property and the improvements situated thereon (collectively, the “Property”), TOGETHER with all and singular tenements, hereditaments and appurtenances thereunto belonging or in any way appertaining thereto, and all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto, water rights, and oil, gas and mineral rights, if any.

This Deed is made and accepted expressly subject to the matters set forth in Exhibit B attached hereto and made a part hereof for all purposes.

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances belonging in any way to the Property, unto the said Grantee, its successors and assigns forever, and Grantor binds itself and its successors and assigns to warrant and forever defend all and singular the Property to Grantee, its successors and assigns against every person lawfully claiming or to claim all or any part of the Property, by, through or under Grantor, but not otherwise, subject to the Permitted Exceptions.

Grantee assumes responsibility for the payment of ad valorem taxes on the Property for the 2021 calendar year.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Special Warranty Deed to be effective as of this __ day of _______, 2021.

GRANTOR:

                    ,
a

By:

Name:

Title:

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A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of CALIFORNIA)

County of _________________)

On _____________________ before me, ______________________________, a Notary Public, personally appeared ____________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                (Seal)

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EXHIBIT “E”

Form of Bill of Sale

BILL OF SALE

For good and valuable consideration, the receipt of which is hereby acknowledged, [__________], a [__________] (“Seller”), does hereby sell, transfer, and convey to [__________], a [__________] (“Buyer”) any and all personal property owned by Seller and used exclusively in connection with the operation of that certain real property more particularly described in Exhibit “A” attached hereto (the “Personal Property”), as such Personal Property is more particularly described in the attached Schedule 1, provided, however, that “Personal Property” shall not include any Excluded Personalty (as defined in that certain Purchase and Sale Agreement, dated as of [___________], by and between Seller and Buyer, and warrants that such Personal Property is sold, transferred and conveyed free and clear of all security interests, liens, claims and encumbrances.

Seller has executed this Bill of Sale and BARGAINED, SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Personal Property and Buyer has accepted this Bill of Sale and purchased the Personal Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH IN THAT CERTAIN AGREEMENT OF SALE AND PURCHASE BETWEEN SELLER AND BUYER, DATED AS OF [__________], 20[__] (the “PURCHASE AGREEMENT”) AND THE WARRANTIES SET FORTH HEREIN, IT BEING THE INTENTION OF SELLER AND BUYER TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN WITH RESPECT TO THE PERSONAL PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE PERSONAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW.

Buyer expressly acknowledges and affirms the provisions of Sections 6.2, 7.2 and 7.3 of the Purchase Agreement.

This Bill of Sale shall be governed and construed in accordance with the laws of the State of Texas.

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Dated this _______ day of ____________________, 20__.

SELLER:

                    ,
a

By:

Name:

Title:

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BUYER:

                    ,
a

By:

Name:

Title:

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Exhibit “A” to Bill of Sale

Description of Real Property

Exhibit E
Exhibit A-1

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Schedule 1 to Bill of Sale

List of Personal Property

Exhibit E
Schedule 1-1

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EXHIBIT “F”

Form of Assignment and Assumption of Leases

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (the “Assignment”) dated as of [__________], 20[__], is between [__________], a [__________] (“Assignor”), and [__________], a [__________] (“Assignee”).

A.    Assignor is the lessor under certain leases executed with respect to that certain real property and improvements thereon known as [__________, __________, __________], and more particularly described in Exhibit “A” attached hereto (the “Property”), which leases are described in Schedule 1 attached hereto (the “Leases”).

B.    Assignor and Assignee, entered into an Agreement of Sale and Purchase dated as of [__________], 20[__] (the “Purchase Agreement”), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.

C.    Assignor desires to assign its interest as lessor in the Leases to Assignee, and Assignee desires to accept the assignment thereof, on the terms and conditions below.

ACCORDINGLY, the parties hereby agree as follows:

1.    Assignor hereby assigns to Assignee all of its right, title, and interest in and to the Leases, and Assignee hereby accepts such assignment and assumes and agrees to perform and observe (i) all of the lessor’s obligations under the Leases arising (x) from and after the date hereof or (y) to the extent Assignee received a credit for such obligation under Section 9.5 of the Purchase Agreement, including the obligations and duties of Assignor relating to any Tenant Deposits and (ii) all of the lessor’s obligations under the Leases relating to the physical, environmental or legal compliance status of the Property arising on or after the Closing Date and, to the extent Assignee is credited or prorated for such item in connection with the closing of the transaction, for matters arising prior to the Closing Date.

2.    Assignor shall indemnify, defend and hold harmless Assignee from and against any claims, losses and liabilities, including reasonable attorneys’ fees, incurred by Assignee relating to the Leases and Tenant Deposits as a result of events or circumstances occurring prior to the date hereof (other than to the extent of the credits provided for in Section 9.5(f) of the Purchase Agreement).  Assignee shall indemnify, defend and hold harmless Assignor from and against any claims, losses and liabilities, including reasonable attorneys’ fees, incurred by Assignor relating to the Leases and Tenant Deposits as a result of events or circumstances occurring on or after the date hereof or to the extent of the credits provided for in Section 9.5(f) of the Purchase Agreement.

3.    In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such dispute, including, without limitation, reasonable attorneys’ fees and costs.

4.    Any rental and other payments under the Leases shall be prorated between the parties as provided in the Purchase Agreement.

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5.    This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.    This Assignment shall be governed and construed in accordance with the laws of the State of Texas.

7.    This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

8.    Assignee hereby expressly acknowledges and affirms the provisions of Sections 6.2, 7.2 and 7.3 of the Purchase Agreement.

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Assignor and Assignee have executed this Agreement the day and year first above written.

ASSIGNOR:

                    ,
a

By:

Name:

Title:

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ASSIGNEE:

                    ,
a

By:

Name:

Title:

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Exhibit “A” to Assignment and Assumption of Leases

Description of Real Property

Exhibit F
Exhibit A-1

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Schedule 1 to Assignment and Assumption of Leases

List of Leases

Exhibit F
Schedule 1-1

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EXHIBIT “G”

Form of Assignment and Assumption of Contracts, Warranties and
Guaranties, and Other Intangible Property

ASSIGNMENT AND ASSUMPTION OF CONTRACTS, WARRANTIES AND GUARANTIES, AND OTHER INTANGIBLE PROPERTY

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS, WARRANTIES AND GUARANTIES, AND OTHER INTANGIBLE PROPERTY (the “Assignment”) dated as of [__________], 20[__], is between [__________], a [__________] (“Assignor”), and [__________], a [__________] (“Assignee”).

A.    Assignor owns certain real property and certain improvements thereon known as [__________, __________, __________], and more particularly described in Exhibit “A” attached hereto (the “Property”).

B.    Assignor has entered into certain contracts which are more particularly described in Schedule 1 attached hereto (the “Contracts”), which affect the Property.

C.    Assignor and Assignee, entered into an Agreement of Sale and Purchase dated as of [__________], 20[__] (the “Purchase Agreement”), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.

D.    Assignor desires to assign to Assignee its interest, if any, in the Contracts and in certain warranties, guaranties, and intangible personal property with respect to the Property, to the extent the same are assignable, and Assignee desires to accept the assignment thereof, on the terms and conditions below.

ACCORDINGLY, the parties hereby agree as follows:

1.    Assignor hereby assigns to Assignee all of Assignor’s right, title, and interest, if any, in and to the following, from and after the date hereof, to the extent the same are assignable:

(a)    the Contracts;

(b)    any and all warranties and guaranties (“Warranties and Guaranties”) made by or received from any third party with respect to any improvements owned by Assignor on the Property, including without limitation the HVAC Warranty; and

(c)    the right to use the name [__________].

2.    Assignee hereby accepts the foregoing assignment by Assignor and assumes all of the Assignor’s obligations under the Contracts, (x) solely to the extent of the credits provided for in Section 9.5(f) of the Purchase Agreement or (y) for obligations that arise from events or circumstances that first occur after the date hereof.

3.    Assignor shall indemnify, defend and hold harmless Assignee from and against any claims, losses and liabilities, including reasonable attorneys’ fees, incurred by Assignee relating to the Contracts as a result of events or circumstances occurring prior to the date hereof (other than to the extent of the credits provided for in Section 9.5(f) of the Purchase Agreement).  Assignee shall indemnify, defend and hold harmless Assignor from and against any claims, losses and liabilities, including reasonable attorneys’ fees, incurred by Assignor relating

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to the Contracts as a result of events or circumstances occurring on or after the date hereof or to the extent of the credits provided for in Section 9.5(f) of the Purchase Agreement.

4.    In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such dispute, including, without limitation, reasonable attorneys’ fees and costs.

5.    This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.    This Assignment shall be governed and construed in accordance with the laws of the State of Texas.

7.    This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

8.    Assignee hereby expressly acknowledges and affirms the provisions of Sections 6.2, 7.2 and 7.3 of the Purchase Agreement.

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Assignor and Assignee have executed this Agreement the day and year first above written.

ASSIGNOR:

                    ,
a

By:

Name:

Title:

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ASSIGNEE:

                    ,
a

By:

Name:

Title:

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Exhibit “A” to Assignment and Assumption of Contracts, Warranties and
Guaranties, and Other Intangible Property

Description of Real Property

Exhibit G
Exhibit A-1

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Schedule 1 to Assignment and Assumption of Contracts, Warranties and
Guaranties, and Other Intangible Property

List of Contracts

Exhibit G
Schedule 1-1

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EXHIBIT “H”

Form of Tenant Estoppel Certificate

TENANT ESTOPPEL CERTIFICATE

TO:        ____________________

TENANT:    ____________________

RE:        ____________________

THIS IS TO CERTIFY THAT:

1.    The undersigned is the “Tenant” under that certain Lease, dated ____________________, _____ (the “Original Lease”) between Tenant and ____________________ (“Landlord”), covering the premises described above (the “Premises”).

2.    The Original Lease has not been modified, assigned, supplemented, or amended in any respect, except by the following instruments:

(insert dates of all modifications, assignments, supplements, or amendments; if blank, then “none”).  The Original Lease, as so modified, assigned, supplemented, and/or amended, as applicable (collectively, the “Lease”), constitutes the entire agreement between Landlord and Tenant and is valid and in full force and effect on the date hereof.  A correct and complete copy of the Lease is attached hereto as Exhibit A.

3.    The Premises contain ____________________ rentable square feet.  Landlord delivered the Premises to Tenant in accordance with the terms of the Lease on __________ ________________________.  Tenant has accepted the Premises and now occupies the Premises.  The Lease term commenced on ____________________, _____, and will expire on ____________________.  Any improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and any tenant construction allowances payable by Landlord have been paid.  Tenant has ____________________ (if blank, then “none”) options to renew the initial term of the Lease, each for a period of ____________________ years (if blank, then “none”).

4.    The base rent payable by Tenant presently is $____________________ per month, and Tenant’s share of common area maintenance expenses (or similar) payable by Tenant presently is $____________________ per month.  No such rent or other amount payable by Tenant under the Lease has been paid more than one (1) month in advance of its due date except as follows (if blank, then “none”):  ____________________.  Rent and other amounts payable under the Lease have been paid through _____________________ (insert date).

5.    Tenant’s security deposit is $______________.  Tenant has paid in full all other sums presently due and payable under the Lease.

6.    The Guarantor(s) under the Lease is(are) ____________________ (if blank, then “none”).

7.    As of this date, to the best of Tenant’s knowledge, no breach exists on the part of Tenant under the Lease and no events or conditions exist which, with the passage of time or giving of notice or both, would constitute a breach on the part of Tenant under the Lease.  As of this date, to the best of Tenant’s knowledge, Tenant has no claims of setoffs or defenses against the Landlord or any rents payable under the Lease, Tenant

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does not assert or allege any claim against the Landlord for any failure of performance of any of the terms of the Lease, and no breach exists on the part of Landlord under the Lease.

8.    Tenant has no right or option whatsoever to purchase or otherwise acquire the Premises or any portion thereof.

9.    The undersigned has not entered into any sublease, assignment or any other agreement transferring _____________________________________________________________________ (if blank, then “none”).

10.    The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant and realizes that Landlord is proposing to sell the building in which the premises are located.  The undersigned makes this statement with the understanding that any proposed buyer of the building (or its assignee) and any lender making a loan to such buyer (or its assignee) secured by the Premises shall be entitled to rely upon this certification by Tenant.

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Dated this ____ day of ____________________, 20__.

TENANT:

                    ,
a

By:

Name:

Title:

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EXHIBIT A TO TENANT ESTOPPEL CERTIFICATE

[See Attached Lease]

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EXHIBIT “I”

Description of Existing Survey

ALTA Survey performed on March 12, 2016 by McMinn Land Surveying Company

I-1

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EXHIBIT “J”

NON-FOREIGN AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by [________________________], a [_________________] (the “Seller”), the undersigned hereby certifies the following:

Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

Seller’s U.S. taxpayer identification number is [__________];

Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations;

Seller’s address is [____________________________________].

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.  Under penalties of perjury, the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct, and complete, and further declares that it has authority to sign this document.

[Signature Page Follows]

J-1

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Dated: ____________________, 20[__]

SELLER:
[_______________], a [_________________________]

By:

Name:

Title:

[Signature Page – Seller’s Non-Foreign Affidavit]

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EXHIBIT “K”

Form of Owner’s Affidavit

AFFIDAVIT AS TO DEBTS AND LIENS

AND INDEMNITY AGREEMENT

HERITAGE TITLE COMPANY OF AUSTIN, INC.

401 Congress Avenue, Suite 1500

Austin, TX 78701

GF#    202102063 DK

SELLER(S):    DWF IV Lakewood LP

PURCHASER(S)/BORROWER(S):  Cassava Sciences, Inc.

LENDER:

UNDERWRITER:    First American Title Insurance Company

STREET ADDRESS:     6801 Capital of Texas Highway North, Austin, TX 78731

PROPERTY DESCRIPTION:

Lot 1, LAKEWOOD OFFICE PARK, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 87, Page(s) 43C of the Plat Records of Travis County, Texas.

The undersigned ("Affiant", whether one or more) after being duly sworn under oath, hereby states, certifies, swears and affirms that the following information is true and correct, to-wit:

1.    PURPOSE OF AFFIDAVIT.  This Affidavit as to Debts and Liens ("Affidavit") is made, executed and delivered for the benefit of Heritage Title Company of Austin, Inc. ("Title Company"), and its underwriter named above, (“Beneficiaries”) as an inducement to the Beneficiaries to issue a title policy in connection with the transaction which is currently pending (this "Transaction") in connection with the above-described property (the "Property").  Affiant acknowledges that (i) the Beneficiaries are relying upon the representations in this Affidavit as being true and correct; and (ii) the Beneficiaries would not issue a title policy without this Affidavit being executed.

2.    DEBTS OR LIENS.  To the best of Affiant's knowledge except as indicated below, there are no loans, state or federal tax liens, or other real estate liens of any kind or nature on or against the Property, including Broker’s and Appraiser’s liens that will be paid at closing.  The only exceptions are:

1.	(Original Principal)

3.    LOAN PAYOFF.  To the best of Affiant's knowledge, the payoff letter delivered to Beneficiaries by Seller’s lender in connection with the above described loan (the “Payoff Letter”) is correct in all respects. Affiant hereby indemnifies the Beneficiaries against any and all loss or damage sustained as a result of any shortage in the payoff of any loan secured by liens against the Property, so long as such payoff is made in the amount or amounts specified in the Payoff Letter.  In the event of any such shortage, Affiant hereby agrees to tender all amounts necessary to fully pay and alleviate said shortage promptly after notice thereof.  Affiant: (i) acknowledges that the Beneficiaries are relying upon the Payoff Letter in connection with this Transaction; (ii) certifies that to the best of Affiant's knowledge, the payees identified in the Payoff Letter are the appropriate recipients of the payoff funds; and (iii) undertakes and agrees to cooperate with the Title Company in obtaining appropriate releases, discharges, satisfactions, and terminations of the security instruments which secure the payment of the loan(s) identified in the Payoff Letter.

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4.    IMPROVEMENT DEBTS OR LIENS.  To the best of Affiant's knowledge, except as indicated below: (i) there are no unpaid debts on any personal property or fixtures of any kind or nature that are attached to or a part of the Property; (ii) there are no unpaid bills or contracts for labor or materials used in connection with any construction or improvements on the Property.  The only exceptions are:

1. NONE

5.    GOVERNMENT LIENS.  Affiant represents that:  (i) Affiant has received no notice of any liens or claims outstanding against the Property for any paving, sidewalks, utility lines, or other improvements benefiting the Property; and (ii) Affiant has received no notice of any claims by any governmental authority, utility provider, or other person or entity that any liens or claims exist against the Property for any unpaid utilities or for costs incurred in removing trash, cutting grass or weeds, or removing or repairing any buildings or other improvements located upon or within the Property.

6.    TAXES AND ASSESSMENTS.   All real property taxes, ad valorem taxes, maintenance assessments, home owners or condominium owners association assessments, and other taxes or assessments of any kind or nature which are due or payable with respect to the Property (the "Assessments") have been paid in full; except only for Assessments which are being collected by the Title Company in connection with this Transaction.

7.    PENDING LITIGATION.  To the best of Affiant's knowledge, no action or proceeding is now pending in any state or federal court in the United States which is applicable to the Property.

8.    RESTRICTIVE COVENANTS.  Affiant has received no notice of any alleged violation of subdivision restrictions, condominium declaration, or other covenants, conditions or restrictions applicable to the Property (the "Restrictions").  To the best of Affiant's knowledge, the Property is currently in compliance with all of the Restrictions.

9.    PARTIES IN POSSESSION.  There are no existing or potential claims to the Property or any portion thereof arising because of adverse possession; options to purchase or rights of first refusal.  Except as indicated below, there are no tenants or other Parties who are in possession of any portion of the Property or have the right to be in possession of any portion of the Property.  The only exceptions are the following listed tenants who hold rights with respect to the Property (or portions thereof) under valid, written leases:

1.

10.    BANKRUPTCY.  There are no creditor's rights proceedings or other proceedings in bankruptcy or receivership that have been instituted by or against Affiant.  No assignment for the benefit of creditors has been made by Affiant.  Affiant acknowledges that bankruptcy of Affiant will not discharge any liabilities to the Beneficiaries which arise out of any false or fraudulent representations in this Affidavit.

11.    AUTHORITY.  Affiant certifies and confirms that: (i) this Affidavit and the other elements of this Transaction have been duly authorized by each person signing on behalf of each Entity; (ii) the charter and/or other organizational documents of each Entity are in full force and effect and no proceedings are pending for the dissolution or annulment of any Entity; and (iii) full and complete copies of all organizational documents of each Entity have been furnished to the Title Company, together with any and all amendments which have been entered into or filed with respect thereto.

12.    GAP INDEMNITY.  Affiant agrees that in consideration of Beneficiaries issuing the policy(ies) of title insurance  without exception to any matters which may arise between the effective date of the title commitment and the date of the documents creating the interest being insured are filed for record, (which matters may constitute an encumbrance on or adversely affect the title) (the “GAP”), to promptly defend, remove, bond or otherwise dispose of any encumbrance, lien or objectionable matter to title which may arise or be filed against the Property during the GAP.  Affiant further agrees to HOLD HARMLESS AND INDEMNIFY the Beneficiaries against all losses, expenses, costs and fees (including, but not limited to, attorney fees) which may arise out of the Affiant’s failure to so remove, bond or otherwise dispose of any said liens, encumbrances or objectionable matters.

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EXECUTED by the undersigned on the dates set out hereinbelow.

DWF IV Lakewood LP

_________________________

By

THE STATE OF

COUNTY OF

BEFORE ME, the affiant authority, this day appeared  , who after being duly sworn, stated upon oath that the foregoing was true and correct.  Sworn to before me this ______ day of _____________, _________.

__________________________________

NOTARY PUBLIC STATE OF

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SCHEDULE 3.2-1

Additional Due Diligence Items

1.    CAD file of the as-built improvements

2.    Soils reports; engineer reports; environmental assessments in Seller’s possession

3.    A current certified rent roll and history of rent relief for the last 3 years

4.    History of legal actions related to the Property for the last 3 years

5.    Financial statements of the Property (including capital improvements) for the last 3 years

6.    Copies of tax bills for the Property for the last 3 years

7.    Full copies of all service, maintenance or operating contracts and warranties relating to the Property

8.    Disclosures of any known structural, mechanical, plumbing, elevator or electrical deficiencies

9.    Unsafe conditions or other damage, including radon gas or other hazards

10.    Any ADA inspection reports, notices, fines or legal actions for the last 3 years

11.    A list of accounts receivable as of the current date

12.    A list of security deposits and letters of credit, which shall be assignable to Buyer at Closing

13.    Certificates of occupancy

14.    Purchase Agreement, including design specifications, for the to-be-installed HVAC equipment

15.    Equipment and service agreements, which shall be assignable to the Buyer at Closing

16.    Any other materials in Seller’s possession that would aid in the evaluation of a purchase of the Property

Schedule 3.2-1

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SCHEDULE 3.2-2

Excluded Personalty

None.

Schedule 6.1(E)

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SCHEDULE 6.1(E)

Leasing Costs

None.